Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

PENN VIRGINIA RESOURCE PARTNERS, L.P.

PENN VIRGINIA RESOURCE GP, LLC

PVR RADNOR, LLC

and

PENN VIRGINIA GP HOLDINGS, L.P.

and

PVG GP, LLC

Dated as of September 21, 2010

TABLE OF CONTENTS

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1	Certain Definitions	1

ARTICLE II

THE MERGER; EFFECTS OF THE MERGER

Section 2.1	The Merger	10
Section 2.2	Closing	11

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES
Section 3.1	Merger Consideration	11
Section 3.2	Rights As Unitholders; Unit Transfers	12
Section 3.3	Exchange of Certificates	12
Section 3.4	Anti-Dilution Provisions	15
Section 3.5	Holdings LTIP Deferred Common Units	15
Section 3.6	Tax Treatment	16

ARTICLE IV

ACTIONS PENDING MERGER
Section 4.1	Ordinary Course	16
Section 4.2	Equity	16
Section 4.3	Equity Changes	17
Section 4.4	Acquisitions and Dispositions	17
Section 4.5	Amendments	17
Section 4.6	Accounting Methods	17
Section 4.7	Insurance	18
Section 4.8	Taxes	18
Section 4.9	Debt, Capital Expenditures and the Like	18
Section 4.10	No Dissolution	18
Section 4.11	Adverse Actions	18
Section 4.12	Agreements	19

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1	Representations and Warranties	18

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ii

iii

ANNEXES

Annex A	Form of Fourth Amended and Restated Partnership Agreement of Partners	A-1
Annex B	Form of Sixth Amended and Restated Limited Liability Company Agreement of Partners GP	B-1
Annex C	Form of Standstill Provision	C-1

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of September 21, 2010 (this “Agreement”), is entered into by and among Penn Virginia Resource Partners, L.P., a Delaware limited partnership (“Partners”), Penn Virginia Resource GP, LLC, a Delaware limited liability company and the general partner of Partners (“Partners GP”), PVR Radnor, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Partners (“MergerCo”), Penn Virginia GP Holdings, L.P., a Delaware limited partnership (“Holdings”), and PVG GP, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”).

WITNESSETH:

WHEREAS, the Holdings GP Board (as defined herein) and the Partners GP Board (as defined herein) have determined that the business combination provided for herein pursuant to which Holdings and Holdings GP will, subject to the terms and conditions set forth herein, merge with and into MergerCo, with MergerCo being the surviving entity (the “Merger”), such that following the Merger, Partners will be the sole member of the Surviving Entity (as defined herein) and the Surviving Entity will be a member of Partners GP, is fair and reasonable to, and in the best interests of, Holdings and its limited partners, and Partners and its limited partners, respectively;

WHEREAS, the Holdings Conflicts Committee (as defined herein) and the Partners Conflicts Committee (as defined herein) have determined that the Merger is fair and reasonable to, and in the best interests of Holdings and the Holdings Unaffiliated Unitholders (as defined herein) and Partners and the Partners Unaffiliated Unitholders (as defined herein), respectively;

WHEREAS, Holdings desires, subject to the terms and conditions set forth herein, to vote all of its Partners Common Units in favor of the Merger and the approval and adoption of this Agreement and the transactions contemplated hereby; and

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Proposal” shall mean any proposal or offer from or by any Person other than Partners, Partners GP, and MergerCo relating to (i) any direct or indirect acquisition of (A) more than 20% of the assets of Holdings and its Subsidiaries, taken as a whole, (B) more than 20% of the outstanding equity securities of Holdings or (C) a business or businesses that constitute more than 20% of the cash flow, net revenues, net income or assets of Holdings and its Subsidiaries, taken as a whole; (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any Person beneficially owning more than 20% of the outstanding equity securities of Holdings; or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Holdings, other than the Merger.

“Action” shall have the meaning set forth in Section 6.13(a).

“Affiliate” shall have the meaning set forth in Rule 405 of the Securities Act, unless otherwise expressly stated herein.

“Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement and Plan of Merger.

“Book-Entry Units” shall have the meaning set forth in Section 3.1(c).

“Business Day” shall mean any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York.

“Certificate” shall have the meaning set forth in Section 3.1(c).

“Certificate of Merger” shall have the meaning set forth in Section 2.1(b).

“Claim” shall have the meaning set forth in Section 6.13(a).

“Change in U.S. Federal Income Tax Law” shall mean the enactment or promulgation of, or any change in or amendment to, the Code, Treasury Regulations, administrative pronouncements of the Internal Revenue Service, or judicial interpretations of the foregoing that occurs on or after the date hereof; provided that the term Change in U.S. Federal Income Tax Law shall not include a change in the rate of taxation generally applicable to income or gain (as opposed to, for example, a change in the treatment of an item of gross income as ordinary income or capital gain for U.S. federal income tax purposes).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Compensation and Benefit Plans” shall mean all material bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee unit ownership, unit bonus, unit purchase, restricted unit and unit option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable “change of control” or similar provisions in any plan, contract or arrangement maintained or contributed to for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, including all “employee benefit plans” as defined in ERISA Section 3(3).

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“Confidentiality Agreement” shall mean a confidentiality agreement of the nature generally used in similar circumstances, as determined by Holdings in its reasonable business judgment; provided, however, that such Confidentiality Agreement shall (i) have a term of not less than one year, (ii) provide that all Partners Non-Public Information be protected as confidential information thereunder, subject to customary exceptions, (iii) contain a provision relating to a “standstill” with respect to the Partners Common Units that is no less favorable to Partners than the form of standstill provision contained in Annex C hereto and (iv) provide that Partners is a third party beneficiary with respect to any breach thereof other than breaches relating to standstill provisions solely involving Holdings or solely involving the Holdings Common Units or information relating solely to Holdings and its Subsidiaries; provided further, that Holdings may amend or waive the terms of such Confidentiality Agreement in its discretion, except that Partners shall have the right to approve or consent to any amendment or waiver (a) of the one-year term of the Confidentiality Agreement, (b) that would have the effect of causing any Partners Non-Public Information that is protected as confidential information under the Confidentiality Agreement not to be protected as confidential information under the Confidentiality Agreement, (c) of the provision described in (iii) above or (d) of Partners’ ability to enforce its rights as a third party beneficiary to such Confidentiality Agreement.

“DLLCA” shall mean the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq.

“DRULPA” shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. §17-101 et seq.

“Effective Time” shall have the meaning set forth in Section 2.1(b).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean the Holdings Escrow Agent or Partners Escrow Agent, as applicable.

“Escrow Fund” shall have the meaning set forth in Section 9.1(g).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” shall mean such entity as may be selected by Partners subject to the reasonable approval of Holdings.

“Exchange Fund” shall have the meaning set forth in Section 3.3(a).

“Existing Units” shall have the meaning set forth in Section 5.1(b). In the event of a unit split, unit distribution, or any change in the Partners Common Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like, the term “Existing Units” shall be deemed to refer to and include such units as well as all such unit distributions and any securities into which or for which any or all of such units may be changed or exchanged or which are received in such transaction.

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“Expenses” shall have the meaning set forth in Section 9.1(f).

“Governmental Authority” shall mean any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator in any case that has jurisdiction over Holdings or Partners, as the case may be, or any of their respective properties or assets.

“Holdings” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Holdings Certificate of Limited Partnership” shall mean the certificate of limited partnership of Holdings as filed with the Delaware Secretary of State on June 14, 2006, as amended.

“Holdings Change in Recommendation” shall have the meaning set forth in Section 6.7(c).

“Holdings Common Units” shall mean the common units representing limited partner interests in Holdings having the rights and obligations specified with respect to Common Units in the Holdings Partnership Agreement.

“Holdings Conflicts Committee” shall mean the Conflicts Committee of the Holdings GP Board, consisting (as of the date hereof) of Robert J. Hall, John C. van Roden, Jr. and Jonathan B. Weller.

“Holdings Deferred Common Unit” shall mean a Deferred Common Unit as defined in, and awarded under Section 6(d) of the Holdings LTIP.

“Holdings Director Designees” shall have the meaning set forth in Section 6.17.

“Holdings Escrow Agent” shall mean an escrow agent as appointed by Holdings and Partners, in their reasonable discretion, for the benefit of Holdings for certain payments under Article IX.

“Holdings GP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Holdings GP Board” shall mean the Board of Directors of Holdings GP and/or a committee thereof, as applicable.

“Holdings GP Certificate of Formation” shall mean the certificate of formation of Holdings GP, as filed with the Delaware Secretary of State on September 6, 2006.

“Holdings GP LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of Holdings GP, dated as of June 7, 2010, as amended from time to time.

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“Holdings LTIP” shall mean the PVG GP, LLC Amended and Restated Long-Term Incentive Plan, effective as of January 1, 2008.

“Holdings Meeting” shall have the meaning set forth in Section 6.2(a).

“Holdings Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of Holdings, dated as of October 23, 2007, as amended by Amendment No. 1 thereto, dated February 23, 2009, as further amended by Amendment No. 2 thereto, dated as of March 31, 2010, as further amended by Amendment No. 3 thereto, dated as of June 7, 2010, and as it may be further amended from time to time.

“Holdings Recommendation” shall have the meaning set forth in Section 6.2(b).

“Holdings Termination Fee” shall mean an amount equal to $18 million in cash.

“Holdings Unaffiliated Unitholders” means the holders of Holdings Common Units other than the officers and directors of Holdings GP that are also officers or directors of Partners GP or Affiliates of such officers and directors.

“Holdings Unitholder Approval” shall have the meaning set forth in Section 7.1.

“Incentive Distribution Rights” shall have the meaning set forth in the Partners Partnership Agreement.

“Indemnification Expenses” shall have the meaning set forth in Section 6.13(a).

“Indemnified Parties” shall have the meaning set forth in Section 6.13(a).

“Indemnitees” shall have the meaning set forth in the Holdings Partnership Agreement and, as the context requires, persons entitled to indemnification under the Holdings GP LLC Agreement.

“Joint Proxy Statement” shall have the meaning set forth in Section 6.4(a).

“Law” shall mean any law, rule, regulation, directive, ordinance, code, governmental determination, guideline, judgment, order, treaty, convention, governmental certification requirement or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority.

“Lien” shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” shall mean, with respect to either Holdings or Partners, any effect that (x) is or could reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or prospects of Holdings and its Subsidiaries taken as a whole, or Partners and its Subsidiaries taken as a whole, respectively, or (y) materially impairs or could reasonably be expected to materially impair the ability of Holdings or Partners, respectively, to perform its obligations under this Agreement or otherwise materially threaten or

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materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include any of the following or the impact thereof: (a) circumstances affecting the natural gas processing, gathering, transportation, pipeline compression and natural gas marketing industries generally (including the price of natural gas and the costs associated with its processing, gathering, compression or marketing), or in any region in which Partners operates, (b) circumstances affecting the coal property management and leasing and coal reserve royalty industries generally (including the price of coal and the costs associated with its management, leasing or royalties), or in any region in which Partners operates, (c) any general market, economic, financial or political conditions, or outbreak or hostilities or war, in the United States or elsewhere, (d) changes in Law (other than a change in Tax Law that would make the transactions contemplated hereby taxable to the holders of Holdings Common Units), (e) earthquakes, hurricanes, floods, or other natural disasters, (f) any failure of Holdings or Partners to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period, (g) changes in the market price or trading volume of Holdings Common Units or Partners Common Units, (h) the announcement or pendency of this Agreement or the matters contemplated thereby or the compliance by either party with the provisions of this Agreement, or (i) with respect to Holdings only, any effect to the extent resulting from a fact, event or circumstance that has a Material Adverse Effect with respect to Partners under clause (x) of this definition; provided, that, in the case of clauses (a), (b), (c), (d), or (e), the impact on Holdings or Partners is not disproportionately adverse as compared to others in the industry.

“Meeting” shall have the meaning set forth in Section 6.2(a).

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“MergerCo” shall have the meaning set forth in the introductory paragraph in this Agreement.

“MergerCo Certificate of Formation” shall mean the certificate of formation of MergerCo as filed with the Delaware Secretary of State on September 20, 2010, as amended from time to time.

“MergerCo LLC Agreement” shall mean the Limited Liability Company Agreement of MergerCo, as amended from time to time, dated as of September 21, 2010.

“Merger Transactions” shall have the meaning set forth in Section 5.1(l).

“New Partners Common Unit Issuance” shall mean the issuance of the New Partners Common Units as part of the Merger Consideration pursuant to this Agreement.

“New Partners Common Units” shall have the meaning set forth in Section 3.1(b).

“Non-Qualifying Income Cushion” shall have the meaning set forth in Section 9.1(g).

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“Notice of Proposed Recommendation Change” shall have the meaning set forth in Section 6.7(c).

“NYSE” shall mean the New York Stock Exchange.

“Partners” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Partners Acquisition Proposal” shall mean any proposal or offer from or by any Person other than Holdings and its Subsidiaries relating to (i) any direct or indirect acquisition of (A) more than 50% of the assets of Partners and its Subsidiaries, taken as a whole, (B) more than 50% of the outstanding equity securities of Partners or (C) a business or businesses that constitute more than 50% of the cash flow, net revenues, net income or assets of Partners and its Subsidiaries, taken as a whole; (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any Person beneficially owning more than 50% of the outstanding equity securities of Partners; or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Partners other than the Merger; provided, however, that for the avoidance of doubt, an Acquisition Proposal involving the direct or indirect transfer or acquisition of Holdings’ interest in Partners GP, the Incentive Distribution Rights or the Partners Common Units held by Holdings shall not constitute a Partners Acquisition Proposal.

“Partners Amended and Restated Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership of Partners substantially in the form attached hereto as Annex A.

“Partners Certificate of Limited Partnership” shall mean the certificate of limited partnership of Partners as filed with the Delaware Secretary of State on July 9, 2001, as amended.

“Partners Change in Recommendation” shall have the meaning set forth in Section 6.2(c).

“Partners Common Units” shall mean the common units representing limited partner interests in Partners having the rights and obligations specified with respect to Common Units in the Partners Partnership Agreement.

“Partners Conflicts Committee” shall mean the Conflicts Committee of the Board of Directors of Partners GP, consisting (as of the date hereof) of James L. Gardner, Thomas W. Hofmann and James R. Montague.

“Partners Deferred Common Unit” shall mean a Deferred Common Unit as defined in, and awarded under Section 6(d) of the Partners LTIP.

“Partners Escrow Agent” shall mean an escrow agent as appointed by Partners and Holdings, in their reasonable discretion, for the benefit of Partners for certain payments under Article IX.

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“Partners GP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Partners GP Amended and Restated LLC Agreement” shall mean the Sixth Amended and Restated Limited Liability Company Agreement of Partners GP substantially in the form attached hereto as Annex B hereto.

“Partners GP Board” shall mean the board of directors of Partners GP.

“Partners GP Interest” shall mean the 2.0% ownership interest of Partners GP in Partners having the rights and obligations specified with respect to the General Partner Interest in the Partners Partnership Agreement.

“Partners GP LLC Agreement” shall mean the Fifth Amended and Restated Limited Liability Company Agreement of Partners GP, as amended from time to time, dated as of March 31, 2010.

“Partners LTIP” shall mean the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan, effective as of December 8, 2008.

“Partners Meeting” shall have the meaning set forth in Section 6.2(a).

“Partners Non-Public Information” shall have the meaning set forth in Section 6.7(b).

“Partners Partnership Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of Partners, dated as of August 5, 2008, as amended by Amendment No. 1 thereto, dated as of February 19, 2009, as further amended by Amendment No. 2 thereto, dated as March 31, 2010, and as it may be further amended from time to time.

“Partners Recommendation” shall have the meaning set forth in Section 6.2(b).

“Partners Termination Fee” shall mean an amount equal to $18 million in cash.

“Partners Unaffiliated Unitholders” shall mean the holders of Partners Common Units other than Partners GP and Holdings and their respective Affiliates, officers and directors.

“Partners Unitholder Approval” shall have the meaning set forth in Section 7.1.

“Person” or “person” shall mean any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Receiving Party” shall have the meaning set forth in Section 6.7(a).

“Registration Statement” shall have the meaning set forth in Section 6.4(a).

“Regulatory Authorities” shall mean any federal or state governmental agency or court or authority or other body.

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“Representatives” shall mean with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Rights” shall mean, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, equity securities of such person.

“Rule 145 Affiliate” shall have the meaning set forth in Section 6.8(a).

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 5.1(g).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act, except, in the case of Holdings, Partners GP and its Subsidiaries (including, for the sake of clarity, Partners) shall not be deemed to be Subsidiaries of Holdings (unless otherwise specifically provided in this Agreement).

“Superior Proposal” shall mean any bona fide Acquisition Proposal (except that references to 20% within the definition of “Acquisition Proposal” shall be replaced by “50%”) made by a third party on terms that the Holdings GP Board determines, in its good faith judgment and after consulting with its financial advisor and outside legal counsel, and taking into account the financial, legal, regulatory and other aspects of the Acquisition Proposal (including, without limitation, any conditions to and the expected timing of consummation and any risks of non-consummation), to be more favorable to the holders of Holdings Common Units, from a financial point of view than the Merger (taking into account any revised proposal by the Partners Conflicts Committee on behalf of Partners to amend the terms of this Agreement), provided, that, to the extent any Acquisition Proposal includes a Partners Acquisition Proposal, it shall not be a Superior Proposal without the consent of the Partners Conflicts Committee.

“Surviving Entity” shall have the meaning set forth in Section 2.1(a).

“Takeover Law” shall mean any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal law.

“Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not.

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“Tax Law” shall mean any Law relating to Taxes.

“Tax Returns” shall have the meaning set forth in Section 5.1(i).

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by operation of law or otherwise).

ARTICLE II

THE MERGER; EFFECTS OF THE MERGER

Section 2.1 The Merger.

(a) The Surviving Entity. Subject to the terms and conditions of this Agreement, at the Effective Time, Holdings and Holdings GP shall merge with and into MergerCo, the separate existence of Holdings and Holdings GP shall cease and MergerCo shall survive and continue to exist as a Delaware limited liability company (MergerCo, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following the Merger, Partners will be the sole member of MergerCo and MergerCo will be a member of Partners GP.

(b) Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the later to occur of the filing in the office of the Secretary of State of the State of Delaware of a properly executed certificate of merger (the “Certificate of Merger”) or such later date and time as may be set forth in the Certificate of Merger (the “Effective Time”), in accordance with the DRULPA and the DLLCA. The Merger shall have the effects prescribed in the DRULPA and the DLLCA.

(c) Holdings, Holdings GP, Partners GP and MergerCo Governing Documents. At the Effective Time, the Holdings Certificate of Limited Partnership and the Holdings GP Certificate of Formation shall be cancelled and the MergerCo Certificate of Formation shall be the certificate of formation of the Surviving Entity, until duly amended in accordance with applicable Law. At the Effective Time, (i) the Partners GP LLC Agreement shall be amended and restated in its entirety to read as set forth in Annex B and as so amended and restated shall be the limited liability company agreement of Partners GP until duly amended in accordance with the terms thereof and applicable Law, and following such amendment and restatement, MergerCo shall be the sole economic member of Partners GP, (ii) the Partners Partnership Agreement shall be amended and restated in its entirety to read as set forth in Annex A, and as so amended and restated shall be the limited partnership agreement of Partners until duly amended

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in accordance with the terms thereof and applicable law and pursuant to such amendment and restatement, the Incentive Distribution Rights shall be canceled and the Partners GP Interest owned by Partners GP shall be converted to a non-economic management interest in Partners, and (iii) the MergerCo LLC Agreement shall be the limited liability company agreement of the Surviving Entity until duly amended in accordance with the terms thereof and applicable Law.

Section 2.2 Closing. Subject to the satisfaction or waiver of the conditions as set forth in Article VII in accordance with this Agreement, the Merger and the other transactions contemplated hereby (the “Closing”) shall occur on (a) the third Business Day after the day on which the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which the parties may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, New York, NY at 10:00 a.m. Eastern Time on the Closing Date.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Partners, Holdings, Holdings GP or any holder of Holdings Common Units:

(a) The general partner interest in Holdings, the limited liability company interests in Holdings GP and all Partners Common Units owned by Holdings issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist.

(b) Each Holdings Common Unit issued and outstanding immediately prior to the Effective Time (other than Holdings Common Units held by Partners or its Subsidiaries, if any) shall be converted into the right to receive 0.98 Partners Common Units (the “Merger Consideration”) which Partners Common Units shall be duly authorized and validly issued in accordance with applicable Laws and the Partners Partnership Agreement and the Partners Amended and Restated Partnership Agreement, as applicable, fully paid (to the extent required under the Partners Partnership Agreement and the Partners Amended and Restated Partnership Agreement, as applicable) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA) (such Partners Common Units described in this clause (b) shall be referred to herein as the “New Partners Common Units”).

(c) All Holdings Common Units, when converted in the Merger, shall cease to be outstanding and shall automatically be cancelled and cease to exist. At the Effective Time, each holder of a certificate representing Holdings Common Units (a “Certificate”) and each holder of non-certificated Holdings Common Units represented by book-entry (“Book-Entry Units”) shall cease to have any rights with respect thereto, except (A) the right to receive distributions in accordance with Section 3.2, and (B) the right to receive (i) the Merger Consideration, (ii) any cash to be paid in lieu of any fractional New Partners Common Unit in accordance with Section 3.3(e) and (iii) any distributions in accordance with Section 3.3(c), and in each case to be issued or paid in consideration therefor in accordance with Section 3.3.

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Section 3.2 Rights As Unitholders; Unit Transfers. At the Effective Time, holders of Holdings Common Units shall cease to be, and shall have no rights as, limited partners of Holdings, other than to receive (a) any distribution with respect to such Holdings Common Units with a record date occurring prior to the Effective Time that may have been declared by Holdings on such Holdings Common Units in accordance with the terms of this Agreement and the Holdings Partnership Agreement and which remains unpaid at the Effective Time and (b) the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the unit transfer books of Holdings with respect to the Holdings Common Units.

Section 3.3 Exchange of Certificates.

(a) Exchange Agent. Partners shall deposit or shall cause to be deposited with the Exchange Agent for the benefit of the holders of Holdings Common Units, for exchange in accordance with this Article III, through the Exchange Agent, the New Partners Common Units and cash as required by this Article III. Partners agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.2(a) and Section 3.3(c) and to make payments in lieu of any fractional New Partners Common Units pursuant to Section 3.3(e). Any cash and New Partners Common Units deposited with the Exchange Agent (including as payment for any fractional New Partners Common Units in accordance with Section 3.3(e) and any distributions in accordance with Section 3.3(c)) shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for Holdings Common Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 3.3(c) and 3.3(e), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, Partners shall instruct the Exchange Agent to mail to each record holder of Holdings Common Units (i) a letter of transmittal (which shall specify that in respect of certificated units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form and agreed to by Partners and Holdings prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration payable in respect of the Holdings Common Units represented by such Certificates or Book-Entry Units. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be required pursuant to such instructions, the holders of Holdings Common Units shall be entitled to receive in exchange therefor (A) New Partners Common Units representing, in the aggregate, the whole number of New Partners Common Units that such holder has the right to receive pursuant to this Article III (after taking into account all Holdings Common Units then held by such holder) and (B) a check in the amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including cash payable in lieu of any fractional New Partners Common Units pursuant to Section 3.3(e) and distributions pursuant to Section 3.3(c). No interest shall be paid or accrued on any Merger Consideration or on any unpaid distributions

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payable to holders of Certificates or Book-Entry Units. In the event of a transfer of ownership of Holdings Common Units that is not registered in the transfer records of Holdings, the Merger Consideration payable in respect of such Holdings Common Units may be paid to a transferee, if the Certificate representing such Holdings Common Units or evidence of ownership of the Book-Entry Units are presented to the Exchange Agent, and in the case of both certificated and book-entry Holdings Common Units, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Holdings Common Units, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until the required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 3.3, each Certificate or Book-Entry Unit shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of the Holdings Common Units (including any cash in lieu of fractional units pursuant to Section 3.3(e)) and any distributions to which such holder is entitled pursuant to Section 3.2.

(c) Distributions with Respect to Unexchanged Holdings Common Units. No distributions declared or made with respect to Partners Common Units with a record date after the Effective Time shall be paid to the holder of any Holdings Common Units with respect to the New Partners Common Units that such holder would be entitled to receive in accordance herewith and no cash payment in lieu of fractional New Partners Common Units shall be paid to any such holder until such holder shall deliver the required documentation and surrender any Certificate as contemplated by this Section 3.3. Subject to applicable Law, following compliance with the requirements of Section 3.3(b), there shall be paid to such holder of the New Partners Common Units issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of any cash payable in lieu of fractional New Partners Common Units to which such holder is entitled pursuant to Section 3.3(e) and the amount of distributions with a record date after the Effective Time theretofore paid with respect to the New Partners Common Units and payable with respect to such New Partners Common Units, and (ii) at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such compliance payable with respect to such New Partners Common Units.

(d) Further Rights in Holdings Common Units. The Merger Consideration issued upon conversion of a Holdings Common Unit in accordance with the terms hereof and any cash paid pursuant to Section 3.2, Section 3.3(c) or Section 3.3(e) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Holdings Common Unit.

(e) Fractional Partners Common Units. No certificates or scrip of the New Partners Common Units representing fractional New Partners Common Units or book entry credit of the same shall be issued upon the exchange of Holdings Common Units in accordance with Section 3.3(b), and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any New Partners Common Units. Notwithstanding any other provision of this Agreement, each holder of Holdings Common Units exchanged in the Merger who would otherwise have been entitled to receive a fraction of a New Partners Common Unit (after taking into account all Holdings Common Units exchanged by such holder) shall receive, in lieu

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thereof, cash (without interest rounded up to the nearest whole cent) in an amount equal to the product of (i) the closing sale price of the Partners Common Units on the NYSE as reported by The Wall Street Journal on the trading day immediately preceding the date on which the Effective Time shall occur and (ii) the fraction of a New Partners Common Unit that such holder would otherwise be entitled to receive pursuant to this Article III. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Partners, and Partners shall, or shall cause the Surviving Entity to, deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund constituting New Partners Common Units or cash that remains undistributed to the holders of Holdings Common Units after 180 days following the Effective Time shall be delivered to Partners upon demand and, from and after such delivery, any former holders of Holdings Common Units who have not theretofore complied with this Article III shall thereafter look only to Partners for the Merger Consideration payable in respect of such Holdings Common Units, any cash in lieu of fractional New Partners Common Units to which they are entitled pursuant to Section 3.3(e) and any distributions with respect to the New Partners Common Units to which they are entitled pursuant to Section 3.3(c), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of Holdings Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Partners, free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(g) No Liability. Neither Partners, Partners GP, Holdings, Holdings GP, nor the Surviving Entity shall be liable to any holder of Holdings Common Units for any Partners Common Units (or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Partners, the posting by such Person of a bond, in such reasonable amount as Partners may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Holdings Common Units represented by such Certificate and any distributions to which the holders thereof are entitled pursuant to Section 3.2.

(i) Withholding. Each of Partners, the Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Holdings Common Units such amounts as Partners, the Surviving Entity or the Exchange Agent are required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment; provided, however, that Partners, the Surviving Entity or the Exchange Agent, as the case may be, shall provide reasonable notice to the applicable holders of Holdings Common Units prior to withholding any amounts pursuant to this Section 3.3(i). To the extent that amounts are so

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deducted and withheld by Partners, the Surviving Entity or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Holdings Common Units in respect of whom such deduction and withholding was made by Partners, the Surviving Entity or the Exchange Agent, as the case may be.

(j) Book Entry and Admission of Holders of New Partners Common Units as Additional Limited Partners of Partners. Upon the issuance of New Partners Common Units to the holders of Holdings Common Units in accordance with this Section 3.3 and the compliance by such holders with the requirements of Section 10.4 of the Partners Amended and Restated Partnership Agreement, Partners GP shall consent to the admission of such holders as limited partners of Partners and reflect such admission on the books and records of Partners.

Section 3.4 Anti-Dilution Provisions. In the event of any subdivisions, reclassifications, recapitalizations, splits, combinations or distributions in the form of equity interests with respect to the Holdings Common Units and the Partners Common Units (in each case, as permitted pursuant to Section 4.3), the number of New Partners Common Units to be issued in the Merger and the average closing sales prices of the Partners Common Units determined in accordance with Section 3.3(e) will be correspondingly adjusted.

Section 3.5 Holdings LTIP Deferred Common Units.

(a) (i) At the Effective Time, each Holdings Deferred Common Unit credited to a participant under the Holdings LTIP immediately prior to the Effective Time shall be converted into 0.98 Partners Deferred Common Units credited under the Partners LTIP, except that if the aggregate number of Partner Deferred Common Units that would be credited to a participant after such conversion would result in such participant being credited with a fractional Partners Deferred Common Unit, then, in lieu thereof, such participant shall be entitled to receive cash (without interest rounded up to the nearest whole cent), in an amount calculated as provided in Section 3.3(e).

(ii) Prior to, or as of, the Effective Time, the Holdings GP Board shall take all necessary actions, if any, pursuant to and in accordance with the terms of the Holdings LTIP and the grant agreements evidencing the Holdings Deferred Common Units, to provide for the automatic conversion on the Effective Time of the Holdings Deferred Common Units into Partners Deferred Common Units under the Partners LTIP in accordance with this Section 3.5, without the consent of the holders of the Holdings Deferred Common Units.

(b) (i) On, or as soon as reasonably practicable after, the Effective Time, Partners shall deliver to each affected participant in the Holdings LTIP a new grant agreement setting forth the terms of such participant’s Partners Deferred Common Units credited under the Partners LTIP as a result of the automatic conversion of the participant’s Holdings Deferred Common Units as provided herein, which grant agreement shall continue the same terms applicable to the Holdings Deferred Common Units credited under the Holdings LTIP.

(ii) Partners shall take all necessary actions on, or prior to, the Effective Time, to authorize and reserve for issuance a sufficient number of Partners Common Units for delivery with respect to the Partners Deferred Common Units credited under the Partners LTIP on the conversion of the Holdings Deferred Common Units in accordance with this Section 3.5.

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(iii) The Holdings LTIP shall be terminated on, or immediately following, the Effective Time.

Section 3.6 Tax Treatment. If, for federal income tax purposes, the resulting partnership from the Merger is determined by Partners GP to be a continuation of Partners, then Partners, Partners GP, Holdings and Holdings GP intend to take the position that the Merger will constitute an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i), and, as a result, (i) the receipt of cash in lieu of the receipt of fractional New Partners Common Units in exchange for Holdings Common Units in connection with the Merger shall be treated as a sale of such Holdings Common Units by the holder and a purchase of such Holdings Common Units by Partners for the cash so paid under the terms of this Agreement in accordance with Treasury Regulations Section 1.708-1(c)(4), and (ii) upon the receipt of the Holdings Unitholder Approval, each such holder of Holdings Common Units who accepts cash shall agree and consent to the treatment described in clause (i) as a condition to receiving such consideration, in accordance with Treasury Regulations Section 1.708-1(c)(4).

ARTICLE IV

ACTIONS PENDING MERGER

From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, (a) without the prior written consent of the Partners Conflicts Committee (which consent shall not be unreasonably withheld, delayed or conditioned), Holdings and Holdings GP will not, and will cause each of its Subsidiaries not to, and (b) without the prior written consent of the Holdings GP Board (which consent shall not be unreasonably withheld, delayed or conditioned), Partners and Partners GP will not, and will cause each of its Subsidiaries not to:

Section 4.1 Ordinary Course. Conduct the business of it and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use commercially reasonable best efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would have a Material Adverse Effect with respect to Partners or Holdings as the case may be.

Section 4.2 Equity. In the case of Holdings and its Subsidiaries, other than with respect to grants of equity or other Rights made in the ordinary and usual course pursuant to the Holdings LTIP, (a) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity, any appreciation rights or any Rights, (b) enter into any agreement with respect to the foregoing or (c) permit any additional equity interests to become subject to new grants of employee unit options, unit appreciation rights or similar equity-based employee rights. In the case of Partners, other than with respect to grants of equity or other Rights made in the ordinary and usual course pursuant to the Partners LTIP or up to 25,000 phantom units to be awarded to certain employees of Partners, Partners will not, and Partners will cause its Subsidiaries not to take any action described in clause (a), (b) or (c) above, that would have a Material Adverse Effect with respect to Partners.

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Section 4.3 Equity Changes.

(a) Make, declare or pay any distribution on or in respect of, or declare or make any distribution on, any of its equity securities (except regular quarterly cash distributions of Available Cash (as defined in the Holdings Partnership Agreement, in the case of Holdings, or the Partners Partnership Agreement, in the case of Partners), in each case in the ordinary course consistent with past practice in amounts no greater than distributions by Holdings or Partners, as applicable, declared with respect to the second quarter of 2010);

(b) Split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests; or

(c) Repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire any partnership interests, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing Compensation and Benefit Plan.

Section 4.4 Acquisitions and Dispositions. In the case of Holdings and its Subsidiaries, sell, lease, dispose of or discontinue any portion of its assets, business or properties, which is material to it and such Subsidiaries taken as a whole, or acquire, by merger or otherwise, or lease (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) any assets or all or any portion of, the business or property of any other entity which, in either case, is material to it and such Subsidiaries taken as a whole, or would be likely to have a Material Adverse Effect with respect to Holdings. In the case of Holdings, Transfer any portion of the Existing Units, limited liability interests in Holdings GP or member interests in Partners GP which it owns, and cause Holdings GP not to Transfer its non-economic (0.0%) general partner interest in Holdings. In the case of Partners, Partners will not, and will cause its Subsidiaries not to (i) merge, consolidate or enter into any other business combination transaction with any Person or make any acquisition or disposition that would be likely to have a Material Adverse Effect with respect to Partners, or (ii) enter into a definitive agreement with respect to a Partners Acquisition Proposal.

Section 4.5 Amendments. In the case of Holdings GP and Holdings, amend the Holdings Partnership Agreement or the Holdings GP LLC Agreement. In the case of Partners GP and Partners, amend the Partners Partnership Agreement, except as contemplated by this Agreement.

Section 4.6 Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by Law or generally accepted accounting principles.

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Section 4.7 Insurance. Fail to use commercially reasonable best efforts to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as has been customarily maintained by it in the past.

Section 4.8 Taxes.

(a) Change in any material respect its express or deemed elections relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election;

(b) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or

(c) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law, or required by the Partners Partnership Agreement.

Section 4.9 Debt, Capital Expenditures and the Like. In the case of Holdings and its Subsidiaries, (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of others, (b) enter into any material lease (whether operating or capital), (c) create any Lien on its property or the property of its Subsidiaries (including the Partners Common Units owned by Holdings) in connection with any pre-existing indebtedness, new indebtedness or lease, or (d) make or commit to make any capital expenditures. In the case of Partners, Partners will not, and Partners will cause its Subsidiaries not to take any action described in clauses (a), (b), (c) or (d) above that would have a Material Adverse Effect with respect to Partners.

Section 4.10 No Dissolution. Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation.

Section 4.11 Adverse Actions. Except as permitted by Sections 6.2 and 6.7, knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at the Closing Date, (b) any of the conditions set forth in Article VII not being satisfied, (c) any material delay or prevention of the consummation of the Merger or (d) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

Section 4.12 Agreements. Agree or commit to do anything prohibited by Sections 4.1 through 4.11.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties. Except as set forth in its SEC Documents (other than with respect to Sections 5.1(a) and 5.1(b)) filed and publicly available prior to the date hereof (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of

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such documents), Holdings hereby represents and warrants (and to the extent necessary with respect to any representations by Holdings herein, Holdings GP also represents and warrants) to Partners, and Partners and MergerCo hereby represent and warrant (and to the extent necessary with respect to any representations by Partners and MergerCo herein, Partners GP also represents and warrants) to Holdings, to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

(a) Organization, Standing and Authority. Such party is a limited partnership or limited liability company, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such party (i) is duly qualified to do business and is in good standing in the states of the United States where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (ii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b) Capitalization.

In the case of Holdings, as of the date hereof, there are 39,074,500 Holdings Common Units issued and outstanding, and all such Holdings Common Units and the limited partner interests represented thereby were duly authorized and are validly issued in accordance with the Holdings Partnership Agreement and are fully paid (to the extent required under the Holdings Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA), and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). As of the date hereof, Holdings owns all of the limited liability company interests in Holdings GP, and such limited liability company interests were duly authorized and validly issued in accordance with the Holdings GP LLC Agreement. As of the date hereof, Holdings owns all of the Economic Interest (as defined in the Partners GP LLC Agreement) and all of the Class B Interest (as defined in the Partners GP LLC Agreement). As of the date hereof, Holdings owns 19,639,311 Partners Common Units (the “Existing Units”). Holdings has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 6.3, and sole power to agree to all of the matters set forth in Section 6.3, in each case with respect to all of the Existing Units.

(i) As of the date hereof, Holdings GP owns a non-economic (0.0%) general partner interest in Holdings, and such general partner interest was duly authorized and validly issued in accordance with the Holdings Partnership Agreement.

(ii) In the case of Partners, as of the date hereof, there are 52,293,381 Partners Common Units issued and outstanding, and all of such Partners Common Units and the limited partner interests represented thereby were duly authorized and validly issued in accordance with the Partners Partnership Agreement and are fully paid (to the extent required under the Partners Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA). As of the date hereof, Partners owns the Class A Interest (as defined in the Partners GP LLC Agreement) and such limited liability company interest was duly

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authorized and validly issued in accordance with the Partners GP LLC Agreement. As of the date hereof, Partners GP owns the Partners GP Interest and such Partners GP Interest was duly authorized and validly issued in accordance with the Partners Partnership Agreement. The New Partners Common Units will be duly authorized and validly issued in accordance with the Partners Partnership Agreement and the Partners Amended and Restated Partnership Agreement, as applicable, and will be fully paid (to the extent required under the Partners Partnership Agreement and the Partners Amended and Restated Partnership Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(iii) As of the date hereof, other than, (A) in the case of Holdings, Holdings Deferred Common Units granted under the Holdings LTIP and, (B) in the case of Partners, Partners’ Common Units, Partners Deferred Units, restricted Common Units and phantom units granted under the Partners LTIP, there are no interests of a party’s equity securities authorized and reserved for issuance, such party does not have any Rights issued or outstanding with respect to its equity securities, and such party does not have any commitment to authorize, issue or sell any such equity securities or Rights, except pursuant to this Agreement.

(iv) In the case of Partners, there are no Partners Common Units that are issuable upon exercise of any employee or director options to purchase the Partners Common Units as of the date hereof.

(c) Subsidiaries.

(i) (A) Such party owns, directly or indirectly, all of the equity interests of each of its Subsidiaries (B) no equity interests of any of its Subsidiaries are or may become required to be issued by reason of any Rights, (C) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity interests of any such Subsidiaries, (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such equity interests, and (E) all of the equity interests of each such Subsidiary held by it or its Subsidiaries are fully paid and nonassessable and are owned by it or its Subsidiaries free and clear of any Liens.

(ii) In the case of the representations and warranties of Holdings, other than ownership of Holdings GP and interests in Partners GP and Partners, Holdings does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

(iii) Each of such party’s Subsidiaries has been duly organized and is validly existing in good standing under the Laws of the jurisdiction of its organization and (A) is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (B) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

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(d) Partnership or Limited Liability Company Power. Such party and each of its Subsidiaries has the partnership or limited liability company power and authority to carry on its business as it is now being conducted and to own or lease, as applicable, all its properties and assets; and it has the partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(e) Authority. Subject to Partners Unitholder Approval, in the case of Partners, and to Holdings Unitholder Approval, in the case of Holdings, this Agreement and the transactions contemplated hereby have been authorized by all necessary (partnership or limited liability company, as applicable) action, and this Agreement has been duly executed and delivered and is a legal, valid and binding agreement of it, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) No Defaults. Subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and the NYSE, and the approvals contemplated by Article VII, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, in the case of Holdings, the Holdings Partnership Agreement or Holdings Certificate of Limited Partnership, and in the case of Partners, the Partners Partnership Agreement or Partners Certificate of Limited Partnership, (iii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to it or any of its Subsidiaries, (iv) result in the creation of any Lien on any of its assets or its Subsidiaries’ assets other than in connection with any indebtedness obtained in connection with the transactions contemplated by this Agreement, or (v) cause the transactions contemplated by this Agreement to be subject to Takeover Laws.

(g) Financial Reports and SEC Documents. Its annual report on Form 10-K for the fiscal year ended December 31, 2009, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2009 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, its “SEC Documents”), with the SEC (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in

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light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in partners’ equity and cash flows or equivalent statements in the case of Partners in such SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in partners’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except as and to the extent set forth on its balance sheet as of December 31, 2009, as of such date, neither it nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied.

(h) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding, in the case of Holdings, fees to be paid to Credit Suisse Securities (USA) LLC, and, in the case of Partners, fees to be paid to Tudor, Pickering, Holt & Co. Securities, Inc., in every case pursuant to letter agreements, the fee provisions of which have been heretofore disclosed to the other party.

(i) Tax Matters.

(i) All material returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign Tax Laws (“Tax Returns”) with respect to it or any of its Subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired;

(ii) all Tax Returns filed by it are complete and accurate in all material respects;

(iii) all Taxes shown to be due on such Tax Returns and all other Taxes, if any, required to be paid by it or its Subsidiaries for all periods ending through the date hereof have been paid or adequate reserves have in accordance with generally accepted accounting principles been established for the payment of such Taxes; and

(iv) no material (A) audit or examination or (B) refund litigation with respect to any Tax Return of such party is pending. As of the date hereof, neither it nor any of its Subsidiaries (x) has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns nor (y) is a party to any Tax sharing or Tax indemnity agreement.

(j) Regulatory Approvals. No approval of any governmental agency is necessary to consummate the transactions contemplated by this Agreement (other than filings under the Securities Act).

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(k) The Holdings GP Board Recommendation. The Holdings GP Board, delegated to the Holdings Conflicts Committee the authority of the Holdings GP Board to negotiate the terms and conditions of the Merger, subject to final approval by the Holdings GP Board, and to determine whether to approve the Merger by Special Approval (as defined in the Holdings Partnership Agreement). The Holdings Conflicts Committee has determined that the Merger, this Agreement and the transactions contemplated hereby are fair and reasonable to, and in the best interests of, Holdings and the Holdings Unaffiliated Unitholders, and approved and declared the advisability of the Merger and this Agreement. The Holdings GP Board has determined that the Merger, this Agreement and the transactions contemplated hereby are fair and reasonable to, and in the best interests of, Holdings and the Holdings limited partners, and approved and declared the advisability of the Merger and this Agreement, and resolved to recommend that the holders of Holdings Common Units approve the Merger, this Agreement and the transactions contemplated hereby.

(l) The Partners GP Board Recommendation. The Partners GP Board delegated to the Partners Conflicts Committee the authority of the Partners GP Board to negotiate the terms and conditions of the Merger, subject to final approval by the Partners GP Board, and to determine whether to approve the Merger by Special Approval (as defined in the Partners Partnership Agreement). The Partners Conflicts Committee has determined that this Agreement and the transactions contemplated hereby, including the Merger, the New Partners Common Unit Issuance and the Partners Amended and Restated Partnership Agreement (collectively, the “Merger Transactions”) are fair and reasonable to, and in the best interests of, Partners and the Partners Unaffiliated Unitholders, and approved and declared the advisability of this Agreement and the Merger Transactions. The Partners GP Board has determined that this Agreement and the transactions contemplated hereby, including the Merger Transactions are fair and reasonable to, and in the best interests of, Partners and its limited partners, and has approved and declared the advisability of this Agreement and the Merger Transactions, and resolved to recommend that the holders of Partners Common Units approve this Agreement, the Merger and the transactions contemplated hereby.

(m) Operations of MergerCo. In the case of Partners, MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

(n) Holdings Fairness Opinion. Credit Suisse Securities (USA) LLC has delivered to the Holdings Conflicts Committee its written opinion to the effect that, as of the date the Holdings GP Board approved this Agreement and subject to certain assumptions, qualifications, limitations and other matters, the Merger Consideration is fair, from a financial point of view, to the Holdings Unaffiliated Unitholders, it being agreed that none of Partners, Partners GP nor MergerCo may rely upon such opinion.

(o) Partners Fairness Opinion. Tudor, Pickering, Holt & Co. Securities, Inc. has delivered to the Partners Conflicts Committee its written opinion to the effect that, as of the date the Partners GP Board approved this Agreement and subject to certain assumptions, qualifications, limitations and other matters, the Merger Consideration to be paid is fair, from a financial point of view, to the holders of Partners Common Units that are not affiliated with Holdings or its Affiliates.

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(p) No Partners Material Adverse Effect. In the case of Partners, there has not occurred a Material Adverse Effect between January 1, 2010 and the date of this Agreement.

ARTICLE VI

COVENANTS

Holdings hereby covenants to and agrees with Partners, and Partners hereby covenants to and agrees with Holdings, that:

Section 6.1 Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its commercially reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to permit consummation of the Merger promptly and otherwise to enable consummation of the transactions contemplated hereby, including, without limitation, obtaining (and cooperating with the other parties hereto to obtain) any third party approval that is required to be obtained by Holdings or Partners or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and using commercially reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and using commercially reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other parties hereto to that end, and shall furnish to the other party copies of all correspondence, filings and communications between it and its Affiliates and any Regulatory Authority with respect to the transactions contemplated hereby. In complying with the foregoing, neither it nor its Subsidiaries shall be required to take measures that would have a Material Adverse Effect on it and such Subsidiaries taken as a whole.

Section 6.2 Equityholder Approvals.

(a) Subject to the terms and conditions of this Agreement, each of them shall take, in accordance with applicable Law, applicable stock exchange rules and the Holdings Partnership Agreement, in the case of Holdings, and the Partners Partnership Agreement, in the case of Partners, all action necessary to call, hold and convene, respectively, an appropriate meeting of the holders of Holdings Common Units to consider and vote upon the approval of the Merger, this Agreement, and any other matters required to be approved by Holdings’ unitholders for consummation of the Merger (including any adjournment or postponement, the “Holdings Meeting”) and an appropriate meeting of the holders of the Partners Common Units to consider and vote upon the approval of this Agreement, the Merger and the transactions contemplated hereby (including, in the case of the holders of Partners Common Units, the approval of the Partners Amended and Restated Partnership Agreement) and any other matters required to be approved by them for consummation of the Merger (including any adjournment or postponement, the “Partners Meeting”; and each of the Holdings Meeting and Partners Meeting, a “Meeting”), respectively, promptly after the date hereof.

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(b) Subject to Section 6.7(c), the Holdings GP Board shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby to the holders of Holdings Common Units (the “Holdings Recommendation”), and Holdings shall take all reasonable lawful action to solicit such approval by the holders of Holdings Common Units. Subject to Section 6.2(c), the Partners GP Board shall recommend approval of this Agreement, the Merger and the transactions contemplated hereby to the holders of Partners Common Units (the “Partners Recommendation”), and Partners shall take all reasonable lawful action to solicit such approval of the holders of the Partners Common Units.

(c) Notwithstanding the foregoing, at any time prior to obtaining Partners Unitholder Approval, the Partners GP Board or the Partners Conflicts Committee may withdraw, modify or qualify in any manner adverse to Holdings the Partners Recommendation (any such action being referred to as a “Partners Change in Recommendation”) if it has concluded in good faith, after consultation with its outside legal counsel and financial advisors, that a failure to make a Partners Change in Recommendation would be inconsistent with its fiduciary duties under the Partners Partnership Agreement and applicable Law; provided, however, that the Partners GP Board or the Partners Conflicts Committee shall not be entitled to exercise its rights to make a Partners Change in Recommendation pursuant to this sentence unless Partners has provided to Holdings two (2) Business Days prior written notice advising Holdings that the Partners GP Board or the Partners Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail and during such period, Partners and its Representatives shall negotiate in good faith with Holdings and its Representatives to amend this Agreement so as to enable the Partners GP Board and/or the Partners Conflicts Committee to proceed with the Partners Recommendation and at the end of such period, maintain the Partners Recommendation (after taking into account any agreed modification to the terms of this Agreement). Any Partners Change in Recommendation shall not change the approval of this Agreement or any other approval of the Partners GP Board or the Partners Conflicts Committee, including in any respect that would have the effect of causing any Takeover Law to be applicable to the matters contemplated hereby. Notwithstanding anything in this Agreement to the contrary, if there has been a Partners Change in Recommendation and Partners has not breached its obligations under this Section 6.2(c), Partners shall not be obligated to call, hold or convene the Partners Meeting and Partners GP may adjourn, postpone or cancel any previously called Partners Meeting. Notwithstanding anything in this Agreement to the contrary, if there has been a Holdings Change in Recommendation and Holdings has not breached Section 6.7, Holdings shall not be obligated to call, hold or convene the Holdings Meeting and Holdings GP may adjourn, postpone or cancel any previously called Holdings Meeting.

Section 6.3 Agreement to Support.

(a) Holdings hereby irrevocably and unconditionally agrees that, during the term of this Section 6.3, at the Partners Meeting and at any other meeting of the unitholders of Partners, however called, including any adjournment or postponement thereof, and in connection with any written consent of the unitholders of Partners relating to this Agreement, the Merger, or the transactions contemplated hereby, Holdings shall to the fullest extent that the Existing Units are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause its Existing Units to be counted as present thereat for purposes of calculating a quorum; and

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(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering all of the Existing Units (i) in favor of the approval and adoption of this Agreement, the approval of the Merger and the transactions contemplated hereby (including the approval of the Partners Amended and Restated Partnership Agreement) and any other action required in furtherance thereof submitted for the vote or written consent of unitholders; and (ii) against any other action, agreement or transaction, as to which a vote in favor would constitute a breach or violation of its obligations under Section 4.11.

(b) Holdings hereby covenants and agrees that, except for this Section 6.3, Holdings (a) has not entered into, and shall not enter into at any time while this Section 6.3 remains in effect, any voting agreement or voting trust with respect to its Existing Units and (b) has not granted, and shall not grant at any time while this covenant remains in effect, a proxy, consent or power of attorney with respect to its Existing Units.

(c) This Section 6.3 shall remain in effect until the earliest to occur of (i) the Effective Time, (ii) a Holdings Change in Recommendation, (iii) a Partners Change in Recommendation, (iv) the termination of this Agreement in accordance with its terms or (v) the written agreement of Holdings and Partners to terminate this Section 6.3. After the occurrence of such applicable event, this Section 6.3 shall terminate and be of no further force and effect.

Section 6.4 Registration Statement.

(a) Each of Partners and Holdings agrees to cooperate in the preparation of a registration statement on Form S-4 (the “Registration Statement”) (including the joint proxy statement and prospectus and other proxy solicitation materials of Partners and Holdings constituting a part thereof (the “Joint Proxy Statement”) and all related documents) to be filed by Partners with the SEC in connection with the issuance of New Partners Common Units in the Merger as contemplated by this Agreement. Provided Holdings has cooperated as required above, Partners agrees to file the Registration Statement with the SEC as promptly as practicable. Each of Holdings and Partners agrees to use all commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. Partners also agrees to use commercially reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Each of Partners and Holdings agrees to furnish to the other party all information concerning Partners, Partners GP and its Subsidiaries or Holdings and Holdings GP, as applicable, and the officers, directors and unitholders of Partners and Holdings and any applicable Affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing.

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(b) Each of Holdings and Partners agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to unitholders and at the times of the Partners Meeting and Holdings Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Holdings and Partners further agrees that if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other party thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement.

(c) Partners will advise Holdings, promptly after Partners receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the New Partners Common Units for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(d) Each of Partners and Holdings will use its commercially reasonable best efforts to cause the Joint Proxy Statement to be mailed to its unitholders as soon as practicable after the effective date of the Registration Statement.

Section 6.5 Press Releases. Prior to a (a) Holdings Change in Recommendation, if any, or (b) Partners Change in Recommendation, if any, each of Holdings and Partners will not, without the prior approval of the Holdings GP Board in the case of Holdings and the Partners Conflicts Committee in the case of Partners, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or the rules of the NYSE, in which case it will consult with the other party before issuing any such press release or written statement.

Section 6.6 Access; Information.

(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause its Subsidiaries to, afford the other parties and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel or other representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to such Person and its representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities

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law (other than reports or documents that Holdings or Partners or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable Law) and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither Holdings nor Partners nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

(b) Partners and Holdings, respectively, will not use any information obtained pursuant to this Section 6.6 or Section 6.7 (to which it was not entitled under Law or any agreement other than this Agreement) for any purpose unrelated to (i) the consummation of the transactions contemplated by this Agreement or (ii) the matters contemplated by Section 6.7 in accordance with the terms thereof, and will hold all information and documents obtained pursuant to this Section 6.6 or Section 6.7 in confidence (except as permitted by Section 6.7(b)). No investigation by either such party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either such party’s obligation to consummate the transactions contemplated by this Agreement.

Section 6.7 Acquisition Proposals; Change in Recommendation.

(a) None of Holdings GP, Holdings and its Subsidiaries shall, and they shall use their commercially reasonable best efforts to cause their Representatives not to, directly or indirectly, (i) knowingly initiate, solicit or encourage the submission of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any Acquisition Proposal. Notwithstanding the foregoing, but subject to the limitations in Section 6.7(b), nothing contained in this Agreement shall prohibit Holdings and Holdings GP from furnishing any information to, including information pertaining to Partners or its Subsidiaries, or entering into or participating in discussions or negotiations with, any person that makes an unsolicited written Acquisition Proposal that did not result from a knowing and intentional breach of this Section 6.7 (a “Receiving Party”), if (i) the Holdings GP Board, after consultation with its outside legal counsel and financial advisors, determines in good faith (A) that such Acquisition Proposal constitutes or is likely to result in a Superior Proposal, and (B) that failure to take such action would be inconsistent with its fiduciary duties under the Holdings Partnership Agreement and applicable Law and (ii) prior to furnishing any such non-public information to such Receiving Party, Holdings receives from such Receiving Party an executed Confidentiality Agreement, provided, however, that if Holdings receives an Acquisition Proposal that includes a Partners Acquisition Proposal, Holdings may, in its discretion, respond to a Receiving Party to indicate that Holdings cannot entertain an Acquisition Proposal that includes a Partners Acquisition Proposal.

(b) Holdings may provide any Receiving Party with any non-public information or data pertaining to Partners (the “Partners Non-Public Information”) only if Holdings has not knowingly and intentionally breached this Section 6.7 and then only if (i) the Holdings GP Board determines in good faith, after consultation with its outside legal counsel and financial advisors

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that the provision of such Partners Non-Public Information to the Receiving Party could possibly lead to a Holdings Change in Recommendation and (ii) Holdings shall have first (A) required the Receiving Party to execute a Confidentiality Agreement, (B) furnished a copy of such Confidentiality Agreement to Partners and (C) notified Partners of the identity of such Receiving Party. Holdings shall promptly provide or make available to Partners any non-public information concerning Holdings or any of its Subsidiaries that is provided or made available to any Receiving Party pursuant to this Section 6.7 which was not previously provided or made available to Partners. Partners shall provide to Holdings and any Receiving Party that has executed a Confidentiality Agreement any Partners Non-Public Information that Holdings reasonably requests in exercising its rights under this Section 6.7. Holdings shall not provide to any Receiving Party, and Partners shall not be required to provide to any Receiving Party, in each case pursuant to this Section 6.7, any information pertaining to Partners where Holdings knows that the provision of such information would (x) jeopardize the attorney-client privilege of the institution in possession or control of such information or (y) contravene any Law or binding agreement entered into prior to the date of this Agreement.

(c) Except as otherwise provided in this Section 6.7(c), the Holdings GP Board shall not (1) (a) withdraw, modify or qualify in any manner adverse to Partners the Holdings Recommendation or (b) publicly approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any action described in this clause (1) being referred to as a “Holdings Change in Recommendation”); or (2) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow Holdings or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Holdings Unitholder Approval, the Holdings GP Board may make a Holdings Change in Recommendation if it has concluded in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make a Holdings Change in Recommendation would be inconsistent with its fiduciary duties under the Holdings Partnership Agreement and applicable Law; provided, however, that the Holdings GP Board shall not be entitled to exercise its right to make a Holdings Change in Recommendation pursuant to this sentence unless Holdings and Holdings GP have: (i) complied in all material respects with this Section 6.7, (ii) provided to Partners and the Partners Conflicts Committee two (2) Business Days prior written notice (such notice, a “Notice of Proposed Recommendation Change”) advising Partners that the Holdings GP Board intends to take such action and specifying the reasons therefor in reasonable detail, including, if applicable, the terms and conditions of any Superior Proposal that is the basis of the proposed action and the identity of the Person making the proposal and contemporaneously providing a copy of all relevant proposed transaction documents for such Superior Proposal (it being understood and agreed that any amendment to the terms of any such Superior Proposal shall require a new Notice of Proposed Recommendation Change and an additional two (2) Business Day period), (iii) during such period, Holdings and its Representatives shall negotiate in good faith with Partners and its Representatives to amend this Agreement so as to enable the Holdings GP Board and/or the Holdings Conflicts Committee to proceed with the Holdings Recommendation and at the end of such period, maintain the Holdings Recommendation (after taking into account any agreed modification to the terms of this Agreement), and (iv) if applicable, provided to Partners all

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materials and information delivered or made available to the Person or group of persons making any Superior Proposal in connection with such Superior Proposal (to the extent not previously provided). Any Holdings Change in Recommendation shall not change the approval of this Agreement or any other approval of the Holdings GP Board, including in any respect that would have the effect of causing any Takeover Law to be applicable to the transactions contemplated hereby or thereby, including the Merger. Notwithstanding any provision in this Agreement to the contrary, Partners and Partners GP shall maintain, and cause their Representatives to maintain, the confidentiality of all information received from Holdings pursuant to this Section 6.7, subject to the exceptions contained in the Confidentiality Agreement.

(d) In addition to the obligations of Holdings set forth in this Section 6.7, Holdings shall as promptly as practicable (and in any event within 24 hours after receipt) advise Partners orally and in writing of any Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal (including any changes thereto) and the identity of the Person making any such Acquisition Proposal. Holdings shall keep Partners informed on a reasonably current basis of material developments with respect to any such Acquisition Proposal.

(e) Nothing contained in this Agreement shall prevent Holdings or the Holdings GP Board from taking and disclosing to the holders of Holdings Common Units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to limited partners) or from making any legally required disclosure to unitholders. Any “stop-look-and-listen” communication by Holdings or the Holdings GP Board to the limited partners of Holdings pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the limited partners of Holdings) shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Partners of, all or a portion of the Holdings Recommendation.

Section 6.8 Affiliate Arrangements.

(a) Not later than the 15th day after the mailing of the Joint Proxy Statement, Holdings shall deliver to Partners a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an “affiliate” of Holdings (a “Rule 145 Affiliate”) as that term is used in Rule 145 under the Securities Act.

(b) Holdings shall use its commercially reasonable best efforts to cause its Rule 145 Affiliates not to sell any securities received under the Merger in violation of the registration requirements of the Securities Act, including Rule 145 thereunder.

Section 6.9 Takeover Laws. Neither party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any rights plan adopted by such party or any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.

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Section 6.10 No Rights Triggered. Each of Holdings and Partners shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any Rights to any person (a) in the case of Holdings under the Holdings Partnership Agreement, and in the case of Partners under the Partners Partnership Agreement or (b) under any material agreement to which it or any of its Subsidiaries is a party.

Section 6.11 New Partners Common Units Listed. In the case of Partners, Partners shall use its commercially reasonable best efforts to list, prior to the Closing, on the NYSE, upon official notice of issuance, the New Partners Common Units.

Section 6.12 Third Party Approvals.

(a) Partners and Holdings and their respective Subsidiaries shall cooperate and use their respective commercially reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger to be consummated and the Partners Amended and Restated Partnership Agreement to be effective as expeditiously as practicable. Each of Partners and Holdings shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Regulatory Authorities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and promptly. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Joint Proxy Statement or any filing, notice or application made by or on behalf of such other party or any of such Subsidiaries to any Regulatory Authority in connection with the transactions contemplated hereby.

Section 6.13 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Holdings Partnership Agreement, the Holdings GP LLC Agreement, or this Agreement or, if applicable, similar organizational documents or agreements of any of Holdings’ Subsidiaries, from and after the Effective Time, Partners and the Surviving Entity, jointly and severally, shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from

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the date hereof through the date of the Effective Time serving as a director or officer of Holdings or any of its Subsidiaries (including, for the avoidance of doubt, Holdings GP) or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within ten (10) days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of Partners and the Surviving Entity pursuant to this Section 6.13(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of Holdings or any of its Subsidiaries or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 6.13: (x) the term “Claim” means any threatened, asserted, pending or completed action, whether instituted by any party hereto, any Governmental Authority or any other person, that any Indemnified Party in good faith believes might lead to the institution of any action or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism (“Action”), arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of Holdings, any of its Subsidiaries, or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by any of the foregoing at or prior to the Effective Time; and (y) the term “Indemnification Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 6.13(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Partners nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any actual or threatened Action in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.

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(b) Without limiting the foregoing, Partners and Holdings agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnitees as provided in the Holdings Partnership Agreement (and, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of Holdings’ Subsidiaries including, without limitation, the Holdings GP LLC Agreement) and indemnification agreements of Holdings or any of its Subsidiaries shall be assumed by the Surviving Entity, Partners and Partners GP in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c) For a period of six (6) years from the Effective Time, the Partners Amended and Restated Partnership Agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Holdings Partnership Agreement and the Holdings GP LLC Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(d) Partners shall, or shall cause the Surviving Entity to, maintain for a period of at least six (6) years following the Effective Time, the current policies of directors’ and officers’ liability insurance maintained by Holdings and its Subsidiaries (including, for the avoidance of doubt, Holdings GP) (provided, that the Surviving Entity may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of Holdings than the terms and conditions of such existing policy from carriers with the same or better rating as the carrier under the existing policy provided that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Effective Time) with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Merger and the transactions contemplated by this Agreement; provided, that Partners shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by Holdings prior to the date hereof but in such case shall purchase as much coverage as reasonably practicable for such amount.

(e) The provisions of Section 6.13(d) shall be deemed to have been satisfied if prepaid “tail” policies have been obtained by the Surviving Entity for purposes of this Section 6.13 from carriers with the same or better rating as the carrier of such insurances as of the date of this Agreement, which policies provide such directors and officers with the coverage described in Section 6.13(d) for an aggregate period of not less than six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the Merger and the transactions contemplated by this Agreement.

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(f) If Partners, Partners GP, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Partners, Partners GP and the Surviving Entity assume the obligations set forth in this Section 6.13.

(g) Partners and Partners GP shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 6.13.

(h) This Section 6.13 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and the Indemnitees and their respective heirs and personal representatives, and shall be binding on Partners, Partners GP, the Surviving Entity and their respective successors and assigns.

Section 6.14 Notification of Certain Matters. Each of Holdings and Partners shall give prompt notice to the other of (a) any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (b) any change in its condition (financial or otherwise) or business or any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings, individually or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect with respect to it.

Section 6.15 Rule 16b-3. Prior to the Effective Time, Holdings shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Holdings equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of Holdings to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 6.16 Amended and Restated Partnership Agreement of Partners. Subject to receipt of the Partners Unitholder Approval, Partners GP shall execute and make effective at the Effective Time the Partners Amended and Restated Partnership Agreement.

Section 6.17 Partners GP Board Membership. The Partners GP Amended and Restated LLC Agreement shall provide that the Partners GP Board shall consist of nine (9) members. Prior to the mailing of the Joint Proxy Statement, Holdings shall designate the three (3) members of the Holdings Conflicts Committee (the “Holdings Director Designees”) to serve as members of the Partners GP Board following the Effective Time. The Partners GP Board shall nominate the Holdings Directors Designees for election to the Partners GP Board, and effective immediately following the Effective Time, shall elect the Holdings Directors Designees to the Partners GP Board. The six (6) members of the Partners GP Board immediately prior to the Effective Time shall continue to serve as members of the Partners GP Board following the Effective Time. Subject to the foregoing, Partners GP shall take such action as is necessary to

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cause each director designated pursuant to this Section 6.17 to be appointed to the Partners GP Board effective as of the Effective Time, to serve until the earlier of such individual’s resignation or removal or until his successor is duly elected and qualified.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

The obligations of each of the parties to consummate the Merger are conditioned upon the satisfaction at or prior to the Closing of each of the following:

Section 7.1 Unitholder Vote. This Agreement, the Merger and transactions contemplated hereby (other than the approval of the Partners Amended and Restated Partnership Agreement) shall have been approved and adopted by the affirmative vote of the holders of a majority of the Partners Common Units outstanding and entitled to vote at the Partners Meeting (“Partners Unitholder Approval”). This Agreement, the Merger and transactions contemplated hereby shall have been approved and adopted by the affirmative vote of holders of a majority of the Holdings Common Units outstanding and entitled to vote at the Holdings Meeting (“Holdings Unitholder Approval”).

Section 7.2 Governmental Approvals. All filings required to be made prior to the Effective Time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Regulatory Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the parties hereto or their Affiliates shall have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Partners or Holdings.

Section 7.3 No Actions. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby, and no action, proceeding or investigation by any Regulatory Authority with respect to the Merger or the other transactions contemplated hereby shall be pending that seeks to restrain, enjoin, prohibit, delay or make illegal the consummation of the Merger or such other transaction or to impose any material restrictions or requirements thereon or on Partners or Holdings with respect thereto; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 6.1.

Section 7.4 Representations, Warranties and Covenants of Partners and Partners GP. In the case of Holdings’ obligation to consummate the Merger:

(a) each of the representations and warranties contained herein of Partners and Partners GP shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, in all material respects.

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(b) each and all of the agreements and covenants of Partners and Partners GP to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects; and

(c) Holdings shall have received a certificate signed by the Chief Executive Officer of the Partners GP, dated the Closing Date, to the effect set forth in Section 7.4(a) and Section 7.4(b).

Section 7.5 Representations, Warranties and Covenants of Holdings and Holdings GP. In the case of Partners’ obligation to consummate the Merger:

(a) each of the representations and warranties contained herein of Holdings and Holdings GP shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, in all material respects.

(b) each and all of the agreements and covenants of Holdings and Holdings GP to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects; and

(c) Partners shall have received a certificate signed by the Chief Financial Officer of Holdings GP, dated the Closing Date, to the effect set forth in Section 7.5(a) and Section 7.5(b).

Section 7.6 Effective Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 7.7 Opinion of Vinson & Elkins LLP. In the case of Partners’ obligation to consummate the Merger, Partners shall have received an opinion from Vinson & Elkins L.L.P., counsel to Partners, to the effect that:

(a) the adoption of the Partners Amended and Restated Partnership Agreement, the Merger and the transactions contemplated by this Agreement will not result in the loss of limited liability of any limited partner of Partners;

(b) the adoption of the Partners Amended and Restated Partnership Agreement, the Merger and the transactions contemplated by this Agreement will not cause Partners to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;

(c) the Registration Statement accurately sets forth the material federal tax consequences to the holders of Partners Common Units (other than Holdings) of the transactions contemplated hereby;

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(d) no gain or loss should be recognized by existing holders of Partners Common Units (other than Holdings) as a result of the Merger and other matters contemplated by this Agreement (other than gain, if any, resulting from any (i) decrease in partnership liabilities pursuant to Section 752 of the Code, (ii) amounts paid to, or on behalf of, Partners by any other person pursuant to Section 9.1, or (iii) actual or constructive cash or other property distributions to Partners or the existing holders of Partners Common Units); and

(e) at least 90% of the current gross income of Partners constitutes qualifying income within the meaning of Section 7704(d) of the Code.

In rendering such opinions, Vinson & Elkins L.L.P. may require and rely upon representations and covenants including those contained in certificates of officers of Partners GP and others and opinions of Delaware counsel, reasonably satisfactory in form and substance to Vinson & Elkins L.L.P.

Section 7.8 Opinion of Akin Gump Strauss Hauer & Feld LLP. In the case of Holdings’ obligation to consummate the Merger, Holdings shall have received an opinion from Akin Gump Strauss Hauer & Feld LLP, counsel to Holdings, to the effect that:

(a) the Registration Statement accurately sets forth the material federal income tax consequences to the holders of the Holdings Common Units of the transactions contemplated hereby, and

(b) no gain or loss should be recognized by the holders of Holdings Common Units to the extent Partners Common Units are received in exchange therefor as a result of the Merger (other than gain, if any, resulting from any (i) decrease in partnership liabilities pursuant to Section 752 of the Code, (ii) amounts paid to, or on behalf of, Holdings by any other person pursuant to Section 9.1, (iii) actual or constructive cash or other property distributions to Holdings or the existing holders of Holdings Common Units or (iv) deemed sale of Holdings Common Units pursuant to Section 3.6, if applicable.

In rendering such opinion, Akin Gump Strauss Hauer & Feld LLP may require and rely upon representations and covenants including those contained in certificates of officers of Holdings and others and opinions of Delaware counsel reasonably satisfactory in form and substance to Akin Gump Strauss Hauer & Feld LLP.

Section 7.9 NYSE Listing. The New Partners Common Units shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 7.10 Partners Amended and Restated Partnership Agreement. In the case of Holdings’ obligation to consummate the Merger, Partners GP shall have executed and made the Partners Amended and Restated Partnership Agreement effective as of the Effective Time.

Section 7.11 Partners GP Amended and Restated LLC Agreement. In the case of Holdings’ obligation to consummate the Merger, MergerCo shall have executed and made the Partners GP Amended and Restated LLC Agreement effective as of the Effective Time.

Section 7.12 No Partners Material Adverse Effect. In the case of Holdings’ obligation to consummate the Merger, there shall not have occurred a Material Adverse Effect with respect to Partners between the date of this Agreement and the Closing Date.

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ARTICLE VIII

TERMINATION

Section 8.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after unitholder approval of this Agreement:

(a) By the mutual consent of Partners and Holdings in a written instrument.

(b) By either Partners or Holdings upon written notice to the other, if:

(i) the Merger has not been consummated on or before March 31, 2011 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

(ii) any Regulatory Authority has issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or any of the Merger Transactions or making the Merger or any of the Merger Transactions illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable (provided that the terminating party is not then in breach of Section 6.1);

(iii) Holdings fails to obtain the Holdings Unitholder Approval at the Holdings Meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to Holdings where the failure to obtain the Holdings Unitholder Approval shall have been caused by the action or failure to act of Holdings and such action or failure to act constitutes a material breach by Holdings of this Agreement;

(iv) there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in this Agreement on the part of any of the other parties (treating Partners and Partners GP as one party for the purposes of this Section 8.1 and treating Holdings and Holdings GP as one party for the purposes of this Section 8.1), which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(iv) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by this Agreement under Section 7.4 (in the case of a breach of representation or warranty by Partners or Partners GP) or Section 7.5 (in the case of a breach of representation or warranty by Holdings or Holdings GP);

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(v) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any other party, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(v) unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by this Agreement under Section 7.4 (in the case of a breach of covenants or agreements by Partners or Partners GP) or Section 7.5 (in the case of a breach of covenants or agreements by Holdings or Holdings GP); or

(vi) Partners fails to obtain the Partners Unitholder Approval at the Partners Meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(vi) shall not be available to Partners where the failure to obtain the Partners Unitholder Approval shall have been caused by the action or failure to act of Partners and such action or failure to act constitutes a material breach by Partners of this Agreement.

(c) By Partners, upon written notice to Holdings, in the event that a (i) Partners Change in Recommendation has occurred, Partners has not knowingly and intentionally breached Section 6.2(c) and Partners has paid the Partners Termination Fee pursuant to Section 9.1(b) and Section 9.1(e) or (ii) Holdings Change in Recommendation has occurred.

(d) By Holdings, upon written notice to Partners, in the event that a (i) Holdings Change in Recommendation has occurred, Holdings has not knowingly and intentionally breached Section 6.7 and Holdings has paid the Holdings Termination Fee pursuant to Section 9.1(b) and Section 9.1(e) or (ii) Partners Change in Recommendation has occurred.

(e) By Holdings, upon written notice to Partners, if as a result of a Change in U.S. Federal Income Tax Law, the Holdings GP Board determines, in its reasonable judgment, that consummation of the transactions contemplated by Article III could materially increase the amount of U.S. federal income tax due from holders of Holdings Common Units as a result of owning or disposing of the Partners Common Units acquired pursuant to such transactions, as compared to U.S. federal income tax due from such holders as a result of owning or disposing of any Holdings Common Units in the event the transactions contemplated by Article III did not occur; provided that Holdings shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) in the event, within 30 days after the receipt of such notice but in no event later than 5 days prior to March 31, 2011, Partners has provided to Holdings the opinion of nationally recognized tax counsel, reasonably acceptable to Holdings, to the effect that such holders of Holdings Common Units should not be liable for such increased tax as a result of owning or disposing of Partners Common Units.

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(f) By Partners upon written notice to Holdings, if as a result of a Change in U.S. Federal Income Tax Law, the consummation of the transactions contemplated by Article III could materially increase the amount of U.S. federal income tax due from holders of Partners Common Units as a result of owning or disposing of the Partners Common Units, as compared to U.S. federal income tax due from such holders in the event the transactions contemplated by Article III did not occur; provided that Partners shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) in the event, within 30 days after the receipt of such notice but in no event later than 5 days prior to March 31, 2011, Holdings has provided to Partners the opinion of nationally recognized tax counsel, reasonably acceptable to Partners, to the effect that such holders of Partners Common Units should not be liable for such increased tax as a result of owning or disposing of Partners Common Units.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 8.2 and Section 9.13, this Agreement (other than Article IX) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of Partners, Partners GP, MergerCo, Holdings GP or Holdings, except as set forth in Section 9.1 of this Agreement and except with respect to the requirement to comply with Section 6.6(b); provided that nothing herein shall relieve any party from any liability or obligation with respect to any fraud or intentional breach of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Fees and Expenses.

(a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in Section 9.1(b), 9.1(c), 9.1(d) and 9.1(f).

(b) If this Agreement is terminated by Partners pursuant to Section 8.1(c)(ii) or by Holdings pursuant to Section 8.1(d)(i), then Holdings shall pay to the Escrow Agent for the benefit of Partners the Holdings Termination Fee. If this Agreement is terminated by Partners pursuant to Section 8.1(c)(i) or by Holdings pursuant to Section 8.1(d)(ii), then Partners shall pay to the Escrow Agent for the benefit of Holdings the Partners Termination Fee.

(c) In the event that (i) an Acquisition Proposal with respect to Holdings has been publicly proposed by any Person (meaning, for the purpose of this Section 9.1(c), a Person other than Partners, Partners GP and MergerCo) or any Person has publicly announced its intention (whether or not conditional) to make such an Acquisition Proposal or such an Acquisition Proposal or such intention has otherwise become publicly known to Holdings’ unitholders generally and in any event such proposal or intention is not subsequently withdrawn prior to the termination of this Agreement, (ii) thereafter this Agreement is terminated by either Holdings or

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Partners pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Partners pursuant to Section 8.1(b)(iv) or Section 8.1(b)(v) and (iii) within 12 months after the termination of this Agreement, Holdings or any of its Subsidiaries enters into any definitive agreement providing for an Acquisition Proposal, or an Acquisition Proposal with respect to Holdings or any of its Subsidiaries is consummated, then Holdings shall pay to the Escrow Agent for the benefit of Partners, if and when consummation of such Acquisition Proposal occurs, the Holdings Termination Fee less all Expenses of Partners previously paid to Partners; provided that for purposes of this Section 9.1(c), “50%” shall be substituted for “20%” in the definition of Acquisition Proposal.

(d) If this Agreement is terminated by (i) Holdings or Partners pursuant to Section 8.1(b)(vi) or (ii) Holdings pursuant to Section 8.1(b)(iv) or Section 8.1(b)(v), then Partners shall pay to Holdings the Expenses of Holdings. If this Agreement is terminated by (i) Partners pursuant to Section 8.1(b)(iv) or Section 8.1(b)(v) or (ii) Holdings or Partners pursuant to Section 8.1(b)(iii), then Holdings shall pay to Partners the Expenses of Partners.

(e) Except as otherwise provided herein, any payment of the Holdings Termination Fee or the Partners Termination Fee or Expenses pursuant to this Section 9.1 shall be made by wire transfer of immediately available funds to an account of the Partners Escrow Agent designated by Partners or an account of the Holdings Escrow Agent designated by Holdings, as applicable, within one Business Day after such payment becomes payable; provided, however, that any payment of the Holdings Termination Fee by Holdings or the Partners Termination Fee by Partners as a result of termination under Section 8.1(c)(i) or Section 8.1(d)(i) shall be made prior to or concurrently with termination of this Agreement; provided, however, that any payment of the Holdings Termination Fee pursuant to Section 9.1(c) shall be made contemporaneously with the consummation of the Acquisition Proposal as provided in clause (iii) of Section 9.1(c). The parties acknowledge that the agreements contained in this Section 9.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement.

(f) (i) If the Merger is consummated, Partners shall pay, or cause to be paid, any and all property or transfer taxes imposed on either party in connection with the Merger, (ii) expenses incurred in connection with filing, printing and mailing the Joint Proxy Statement and the Registration Statement shall be paid by Partners and (iii) any filing fees payable pursuant to regulatory Laws and other filing fees incurred in connection with this Agreement shall be paid by the party incurring the fees. As used in this agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement and the Registration Statement and the solicitation of unitholder approvals and all other matters related to the transactions contemplated hereby; provided that the amount of Expenses payable by one party to another under this Section 9.1 shall not exceed $6 million.

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(g) Any amounts paid to the Escrow Agent pursuant to this Article IX, together with interest thereon (the “Escrow Fund”), shall be released by the Escrow Agent to Partners or to Holdings, as applicable, as follows:

(i) Prior to the end of the calendar year in which the payment was made to the Escrow Agent, Partners or Holdings, as applicable, shall submit to the Escrow Agent a certificate demanding a portion of the Escrow Fund equal to no greater than 70% of the maximum remaining amount which, in the good faith view of the Partners GP or Holdings GP, as applicable, may still be taken into the gross income of Partners or Holdings, as applicable, without exceeding the permissible qualifying income (as defined in Section 7704 of the Code) limits for a publicly traded partnership, after taking into consideration all other sources of non-qualifying income (such maximum remaining amount, the “Non-Qualifying Income Cushion”), and the Escrow Agent shall within one Business Day thereafter, pay Partners or Holdings, as applicable, the amount demanded, by wire transfer of immediately available funds to an account designated by Partners or Holdings, as applicable;

(ii) During the calendar year following the date that the payment was made to the Escrow Agent but prior to the passage of 30 Business Days following the filing of the IRS Form 1065 for the prior year, Partners or Holdings, as applicable, shall submit to the Escrow Agent a certificate identifying the actual Non-Qualifying Income Cushion from the prior year. If the payment contemplated by clause (i) above was (A) less than 80% of the actual Non-Qualifying Income Cushion, then Partners or Holdings, as applicable, shall submit to the Escrow Agent a certificate demanding a portion of the Escrow Fund equal to an amount which, when combined with the payment contemplated by clause (i) will equal 90% of the actual Non-Qualifying Income Cushion, and the Escrow Agent shall within one Business Day thereafter, pay Partners or Holdings, as applicable, the amount demanded, (B) greater than or equal to 80%, but less than or equal to 90% of the actual Non-Qualifying Income Cushion, then Partners or Holdings, as applicable, shall notify the Escrow Agent that it will not demand any additional payments from the Escrow Fund, and (C) greater than 90% of the actual Non-Qualifying Income Cushion, then Partners or Holdings, as applicable, shall deliver a certificate to such effect to the Escrow Agent and return to the Escrow Fund an amount equal to the excess of the payment contemplated by clause (i) over 90% of the Non-Qualifying Income Cushion. Any payment under this clause (ii) shall be made by the Escrow Agent, or by Partners or Holdings, as applicable, as the case may be, by wire transfer of immediately available funds to an account designated by Partners or Holdings, as applicable, or the Escrow Agent, as the case may be; and

(iii) Within one Business Day following the earlier of (A) completion of the procedures as contemplated by Section 9.1(g)(ii) above and (B) the passage of 30 days following the filing of the IRS Form 1065 for the prior year, the Escrow Agent shall pay Holdings or Partners, as applicable, the remainder, if any, of the Escrow Fund, by wire transfer of immediately available funds to an account designated by Holdings or Partners, as applicable.

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Each of Holdings and Partners, as applicable, acknowledges and agrees that (x) the amount of a payment, if any, pursuant to Section 9.1(g)(ii) above is uncertain, and that depending on the amount of the demands made by Partners or Holdings, as applicable, pursuant to Section 9.1(g)(ii) above, the Escrow Fund may be insufficient to permit payments to Holdings or Partners, as applicable, pursuant to Section 9.1(g)(ii) above, and (y) it shall have no rights to any amounts in the Escrow Fund (other than as contemplated by this subsection (g)) or to audit or inquire into the amounts demanded by or paid to Partners or Holdings, as applicable.

(h) Holdings agrees that, notwithstanding any right that it or Partners GP may otherwise have, including pursuant to the Partners Partnership Agreement, the Partners Amended and Restated Partnership Agreement, or otherwise, to the fullest extent permitted by law, it hereby waives and renounces for itself and its Affiliates, and shall cause Partners GP to waive and renounce, any distribution by Partners to its partners of any amount paid to Partners by the Escrow Agent, together with an income allocation associated with such distribution, it being understood that following payment to Partners from the Escrow Agent, Partners will make a distribution to the holders of Partners Common Units who are unaffiliated with Holdings.

(i) This Section 9.1 shall survive any termination of this Agreement.

Section 9.2 Waiver; Amendment. Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision and approved by the Partners Conflicts Committee in the case of Partners and by the Holdings Conflicts Committee in the case of Holdings and executed in the same manner as this Agreement, or (b) amended or modified at any time, whether before or after the Holdings Unitholder Approval or before or after the Partners Unitholder Approval, by an agreement in writing between the parties hereto approved by the Partners Conflicts Committee in the case of Partners and by the Holdings GP Board in the case of Holdings and executed in the same manner as this Agreement, provided, that after the Holdings Unitholder Approval, no amendment shall be made that requires further Holdings Unitholder Approval without such approval, and after the Partners Unitholder Approval, no amendment shall be made that requires further Partners Unitholder Approval without such approval.

Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 9.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of federal or Delaware law govern).

Section 9.5 Confidentiality. Each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith to the extent required by, and subject to the limitations of, Section 6.6(b).

Section 9.6 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

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If to Partners, Partners GP or MergerCo, to:

Penn Virginia Resource Partners, L.P.

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

Attention: General Counsel

With copies (which shall not constitute proper notice hereunder) to:

Penn Virginia Resource Partners, L.P.

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

Attention: Chairman of the Conflicts Committee

and

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

Fax: (212) 237-0100

Attn: Allan D. Reiss

If to Holdings or Holdings GP, to:

Penn Virginia GP Holdings, L.P.

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

Attention: Chairman of the Conflicts Committee

With copies (which shall not constitute proper notice hereunder) to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street

44th Floor

Houston, TX 77002-5200

Fax: (713) 236-0822

Attn: J. Vincent Kendrick

Patrick Hurley

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Section 9.7 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except as contemplated by Section 6.13, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.8 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 9.9 Headings. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 9.10 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.6 shall be deemed effective service of process on such party.

Section 9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13 Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Closing or the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, that if the Closing occurs, the agreements of the parties in Sections 3.3, 3.5, 6.13 and Article IX shall survive the Closing, and if this Agreement is terminated prior to the Closing, the agreements of the parties in Section 6.6(b), 8.2, and Article IX shall survive such termination.

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Section 9.14 No Act or Failure to Act. With respect to any waiver or consent for which this Agreement expressly requires waiver or consent by the Partners Conflicts Committee, no waiver or consent by or on behalf of Partners pursuant to or as contemplated by this Agreement shall have any effect unless such waiver or consent is expressly approved by the Partners Conflicts Committee. With respect to any act or failure to act for which this Agreement expressly requires action or inaction by the Partners Conflicts Committee, no such act or failure to act by the Partners GP Board shall constitute a breach by Partners of this Agreement unless such act or failure to act is expressly approved by the Partners Conflicts Committee.

[Remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written

PENN VIRGINIA GP HOLDINGS, L.P.

By:	PVG GP, LLC,
its general partner

	By:	/s/ William H. Shea, Jr.
		Name:	William H. Shea, Jr.
		Title:	Chief Executive Officer

PVG GP, LLC

By:	/s/ William H. Shea, Jr.
	Name:	William H. Shea, Jr.
	Title:	Chief Executive Officer

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

	By:	/s/ Robert B. Wallace
		Name:	Robert B. Wallace
		Title:	Executive Vice President and
Chief Financial Officer

PENN VIRGINIA RESOURCE GP, LLC

	By:	/s/ Robert B. Wallace
		Name:	Robert B. Wallace
		Title:	Executive Vice President and
Chief Financial Officer

PVR RADNOR, LLC

	By:	/s/ Robert B. Wallace
		Name:	Robert B. Wallace
		Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Agreement and Plan of Merger

ANNEX A

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

PENN VIRGINIA RESOURCE PARTNERS, L.P.

A-1

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED

PARTNERSHIP OF PENN VIRGINIA RESOURCE PARTNERS, L.P.

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PENN VIRGINIA RESOURCE PARTNERS, L.P., dated as of [                                 ], 2011 and effective as of the Effective Time, is entered into by Penn Virginia Resource GP, LLC, a Delaware limited liability company, as the General Partner and as attorney in fact for the Limited Partners, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend and restate the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 5, 2008, as heretofore amended (the “Third Agreement”), to provide, in its entirety, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(b)(i) or 6.1(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a Common Unit or any other Partnership Security shall be the amount which such Adjusted Capital Account would be if such Common Unit or other Partnership Security were the only interest in the Partnership held by such Partner from and after the date on which such Common Unit or other Partnership Security was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., as it may be amended, supplemented or restated from time to time.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b) the amount of any cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.3 in respect of any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” shall mean the Board of Directors of the General Partner.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the Commonwealth of Pennsylvania shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of a Common Unit or any other Partnership Security shall be the amount which such Capital Account would be if such Common Unit or other Partnership Security were the only interest in the Partnership held by such Partner from and after the date on which such Common Unit or other Partnership Security was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.7, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Claim” has the meaning assigned to such term in Section 7.12(c).

“Closing Contribution Agreement” means that certain Closing Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Company, Penn Virginia Resource LP Corp., Kanawha Rail Corp. and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Closing Date” means the first date on which Common Units were sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required to serve on an audit committee of a board of directors by the National Securities Exchange on which the Common Units are listed for trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(b)(ix).

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Directors” shall mean the members of the Board of Directors.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Time” has the meaning set forth in the PVG Merger Agreement.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Finance Company” means PVR Finco LLC, a Delaware limited liability company, and any successors thereto.

“Finance Company Agreement” means the Limited Liability Company Agreement of the Finance Company, as it may be amended, supplemented or restated from time to time.

“First Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of September 14, 2001, among the General Partner, the Partnership, the Operating Company, Kanawha Rail Corp., Penn Virginia Resource LP Corp. and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“General Partner” means Penn Virginia Resource GP, LLC and its successors and permitted assigns as general partner of the Partnership.

“General Partner Agreement” shall mean the Sixth Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of the date hereof, as amended or amended and restated from time to time.

“General Partner Interest” means the non-economic, management interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not have any rights to ownership or profit or any rights to receive any distributions from operations or the liquidation or winding-up of the Partnership.

“Gross Liability Value” means, with respect to any Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“Incentive Distribution Right” has the meaning assigned to such term in the Third Agreement.

“Incentive Distributions” has the meaning assigned to such term in the Third Agreement.

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

“Indemnitee” means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General

Partner or any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Limited Partner” means, unless the context otherwise requires, (a) each limited partner of the Partnership on the date hereof, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII and IX, each Assignee.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain for such taxable year over the Partnership’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1.

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction for such taxable year over the Partnership’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(b).

“Non-citizen Assignee” means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.9.

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Omnibus Agreement” means that Omnibus Agreement, dated as of the Closing Date, among Penn Virginia Corporation, Penn Virginia Holding Corp., the General Partner, the Partnership and the Operating Company.

“Operating Company” means Penn Virginia Operating Co., LLC, a Delaware limited liability company, and any successors thereto.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter

(unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the board of directors of the General Partner.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Penn Virginia Resource Partners, L.P., a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership, the Finance Company and any Subsidiary of any such entity, treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units. Partnership Security shall not include the General Partner Interest.

“Percentage Interest” means as of any date of determination as to any Unitholder or Assignee holding Units the quotient obtained by dividing (a) the number of Units held by such Unitholder or Assignee by (b) the total number of all Outstanding Units. The Percentage Interest with respect to the General Partner Interest shall at all times be zero.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

“PVG” means Penn Virginia GP Holdings, L.P., which, prior to the Effective Time, was a Delaware limited partnership.

“PVG GP” means PVG GP, LLC, which, prior to the Effective Time, was a Delaware limited liability company and the general partner of PVG.

“PVG Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 21, 2010, among the Partnership, the General Partner, PVR Radnor, PVG and PVG GP.

“PVR Radnor” means PVR Radnor, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, and any successor thereto.

“PVR Radnor Agreement” means the Limited Liability Company Agreement of PVR Radnor, dated as of September 21, 2010, as it may be amended or restated from time to time.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-65442) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(b)(i), 6.1(b)(ii), 6.1(b)(iii), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(vi) or 6.1(b)(viii).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i) or 6.2(b)(ii), respectively, to eliminate Book-Tax Disparities.

“Restricted Business” has the meaning assigned to such term in the Omnibus Agreement.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Third Agreement” has the meaning set forth in the Preamble.

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“Triggering Resolution” shall mean a resolution adopted by the Board of Directors providing for staggered elections of the Directors in the manner set forth in Section 13.4(b)(v).

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated October 24, 2001 among the Underwriters, the Partnership, the General Partner, the Operating Company and Penn Virginia Corporation, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units but shall not include a General Partner Interest.

“Unit Majority” means at least a majority of the Outstanding Common Units.

“Unitholders” means the holders of Units.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“U.S. GAAP” means United States Generally Accepted Accounting Principles consistently applied.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility or other arrangement requiring all such borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time.

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1 Formation.

The Partnership was previously formed as a limited partnership pursuant to the provisions of the Delaware Act and the parties hereto hereby amend and restate the Third Agreement in its entirety. This amendment and restatement shall become effective at the Effective Time. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2 Name.

The name of the Partnership shall be “Penn Virginia Resource Partners, L.P.” The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a member of the Finance Company and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a member of the Finance Company pursuant to the Finance Company Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Finance Company is permitted to engage in by the Finance Company Agreement or that its subsidiaries are permitted to engage in by their limited liability company or partnership agreements and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates “qualifying income” (as such term is defined pursuant to Section 7704 of the Code) or a Subsidiary or a Partnership activity that generates qualifying income or (ii) enhances the operations of an activity of the Finance Company, (d) serve as a member of the General Partner and, in connection therewith, to exercise all the rights and powers held by the Partnership as a member of the General Partner, pursuant to the General Partner Agreement, (e) serve as a member of PVR Radnor, and, in connection therewith, to exercise all the rights and powers held by the Partnership as a member of PVR Radnor, pursuant to the PVR Radnor Agreement, and (f) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 2.5 Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6 Power of Attorney.

(a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.7 Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1 Limitation of Liability.

The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business.

No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 3.3 Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 3.4 Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;

REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1 Certificates.

Upon the Partnership’s issuance of Common Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the request of any Person owning any other Partnership Securities other than Common Units, the Partnership shall issue to such Person one or more certificates evidencing such other Partnership Securities other than Common Units. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President, Chief Executive Officer or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership. Notwithstanding the above provisions, Common Units may be uncertificated.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Partnership.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

(d) In lieu of issuing a new Certificate pursuant to this Section 4.2, the Transfer Agent may cause Common Units represented by such Certificate to be uncertificated; provided, that any Record Holder may request a Certificate at the Partnership’s expense.

Section 4.3 Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

Section 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its General Partner Interest to another Person who becomes a General Partner, by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the membership interests of the General Partner.

Section 4.5 Registration and Transfer of Limited Partner Interests.

(a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests or transfers of uncertificated Common Units unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates, evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon delivery of evidence of the ownership of uncertificated Common Units and subject to Section 4.5(b), the Transfer Agent shall deliver in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, evidence of ownership of uncertificated Common Units evidencing the same aggregate number of Common Units as was evidenced by the uncertificated Common Units so surrendered.

(b) Except as otherwise provided in Section 4.9, the Partnership shall not recognize any transfer of Limited Partner Interests until (i) if the Limited Partnership Interests being transferred are evidenced by Certificates, such Certificates are surrendered for registration of transfer or (ii) if the Limited Partnership Interests being transferred are uncertificated Common Units, evidence of the ownership of such Common Units is provided and, in either case, a Transfer Application is provided and duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate, or uncertificated issuance of Common Units, under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

Section 4.6 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(c) below, prior to September 30, 2011, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person (other than an individual) or the transfer by the General Partner of all or substantially all of its assets to another Person (other than an individual).

(b) Subject to Section 4.6(c) below, on or after September 30, 2011, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any member of the Finance Company or cause the Partnership or the Finance Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7 Intentionally Omitted.

Section 4.8 Restrictions on Transfers.

(a) Except as provided in Section 4.8(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Finance Company under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Finance Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the Finance Company becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

Section 4.9 Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, and upon his admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Section 4.10 Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible

Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests, or if the Redeemable Interests are uncertificated Common Units, other evidence of such uncertificated Common Units, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, or, if the Redeemable Interests are uncertificated Common Units, other evidence of such uncertificated Common Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 Transformation of the General Partner Interest.

The 2% general partner interest in the Partnership that existed immediately prior to the Effective Time is, immediately following the Effective Time, hereby converted into a non-economic, management interest in the Partnership. Following the Effective Time, the General Partner Interest shall only represent a non-economic, management interest of the General Partner in the Partnership. Penn Virginia Resource GP, LLC hereby continues as general partner of the Partnership and the Partnership is hereby continued without dissolution.

Section 5.2 Cancellation of Incentive Distribution Rights.

The Incentive Distribution Rights that existed immediately prior to the Effective Time are, immediately following the Effective Time, hereby canceled. Following the Effective Time, no Person, in its capacity as a former holder of the Incentive Distribution Rights, shall have any rights with respect to the Partnership as a former holder of the Incentive Distribution Rights, including the right to receive any distributions from the Partnership.

Section 5.3 Intentionally Omitted.

Section 5.4 Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.5 Capital Accounts.

(a) The Partnership shall maintain for each Limited Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Finance Company Agreement) of all property owned by the Finance Company or any other Subsidiary that is classified as a partnership for federal income tax purposes.

(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

(vi) If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 50(c)(1) or 50(c)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 50(c)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(vii) The Gross Liability Value of each liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such liability of the Partnership).

(c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.

Section 5.6 Issuances of Additional Partnership Securities.

(a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

(d) No fractional Units shall be issued by the Partnership.

Section 5.7 No Preemptive Right.

No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

Section 5.8 Splits and Combinations.

(a) Subject to Section 5.8(d) the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Common Units to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate or uncertificated Common Units, the surrender of any Certificate, or other evidence of uncertificated Common Units held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.9 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(i) Net Income and Net Loss. After giving effect to the special allocations set forth in Section 6.1(b), Net Income and Net Loss for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such taxable year shall be allocated to the Unitholders in accordance with their Percentage Interests.

(b) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b)(i) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(b)(v) and 6.1(b)(vi)). This Section 6.1(b)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(b)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b), other than Section 6.1(b)(i) and other than an allocation pursuant to Sections 6.1(b)(v) and 6.1(b)(vi), with respect to such taxable period. This Section 6.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(b)(iii) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(b)(iii) were not in this Agreement.

(iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(b)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(b)(iii) and this Section 6.1(b)(iv) were not in this Agreement.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. In exercising its discretion under this Section 6.1(b)(ix)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(b)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.

(B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(b)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(b)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(x) Allocations for Common Units. Notwithstanding any other provision of this Section 6.1, the General Partner shall allocate income, gain, loss and deduction, including without limitation Unrealized Gain and Unrealized Loss, for the taxable year that includes the closing date of the Merger in a manner which is reasonably determined to result in each Unit (including the Units issued pursuant to the Merger Agreement) having the same Per Unit Capital Amount.

Section 6.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.2(c)); provided, that the General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) in all events.

(c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

Section 6.3 Distributions.

(a) Within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in accordance with each Limited Partner’s Percentage Interest. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make any distributions to any Partner on account of its interest in the Partnership if such distribution would violate the Delaware Act.

(b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including the Finance Company); the repayment of obligations of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, the Finance Company from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

(xiv) the undertaking of any action in connection with the Partnership’s participation in the Finance Company or any other subsidiary of the Partnership as a member or partner.

(b) Notwithstanding any other provision of this Agreement, the Finance Company Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Finance Company Agreement, the Omnibus Agreement, the PVR Radnor Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2 Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3 Restrictions on the General Partner’s Authority.

(a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as a general partner of the Partnership.

(b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Finance Company without the approval of holders of a Unit Majority; provided however that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership or the Finance Company and shall not apply to any forced sale of any or all of the assets of the Partnership or the Finance Company pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Finance Company Agreement or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a member of the Finance Company, in either case, that would adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to any other class of Partnership Interests) in any material respect or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.5 Outside Activities.

(a) The General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership or the Finance Company is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of one or more Group Members or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not, and shall cause its Affiliates not to, engage in any Restricted Business.

(b) Penn Virginia Corporation and certain of its Affiliates have entered into the Omnibus Agreement, which agreement sets forth certain restrictions on the ability of Penn Virginia Corporation and its Affiliates to engage in Restricted Businesses.

(c) Except as specifically restricted by Section 7.5(a) and the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Finance Company Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

(d) Subject to the terms of Section 7.5(a), Section 7.5(b), Section 7.5(c) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) except as set forth in the Omnibus Agreement, the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

(e) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

(f) The term “Affiliates” when used in Section 7.5(a) and Section 7.5(e) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

(g) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General

Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as General Partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative, arbitrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification and advancement of expenses provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification or advancement of expenses in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) The obligations of the Partnership to indemnify or advance expenses to an Indemnitee under this Section 7.7 shall be considered contractual obligations of the Partnership to such Indemnitee, which obligations shall be deemed vested as of the date that such Indemnitee became an Indemnitee. While any provision of this Section 7.7 may be amended, modified or repealed, no such amendment, modification or repeal shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified or advanced expenses by the Partnership, nor the obligations of the Partnership to indemnify or advance expenses to any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership’s and General Partner’s directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Resolution of Conflicts of Interest.

(a) Unless otherwise expressly provided in this Agreement or the Finance Company Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Finance Company, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Finance Company Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Finance Company, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Finance Company Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business.

(c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 7.11 Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

Section 7.12 Registration Rights of the General Partner and its Affiliates.

(a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if the Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d) The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.13 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2 Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2 Tax Elections.

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3 Tax Controversies.

Subject to the provisions hereof, Board of Directors shall designate one officer of the Partnership or the General Partner who is a Partner as the Tax Matters Partner (as defined in the Code) and such Tax Matters Partner (as defined in the Code) is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4 Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and the Finance Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1 Intentionally Omitted.

Section 10.2 Admission of Substituted Limited Partner.

By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. If a purchaser or other transferee does not execute and deliver a Transfer Application, then the transferor of a Certificate representing a Limited Partner Interest (including uncertificated Common Units) shall, however, only have the authority to convey to such purchaser or other transferee (a) if the Limited Partner Interest is certificated, the right to negotiate such Certificate and the right to transfer the right to request admission as a Substituted Limited Partner in respect of the transferred Limited Partner Interests and (b) in the event the Limited Partner Interest is uncertificated Common Units, the right to transfer the right to request admission as a Substituted Limited Partner in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner

Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 10.3 Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4 Admission of Additional Limited Partners.

(a) A Person (other than a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement or is otherwise being admitted to the Partnership as a Limited Partner shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

(i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

(ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 10.5 Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General

Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Standard Time, on September 30, 2011, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on September 30, 2011, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2 Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3 Interest of Departing Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest) in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing Partner. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Partner for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing Partner’s Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing Partner to Common Units will be characterized as if the Departing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

Section 11.4 Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

(b) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d) the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 12.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor General partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Finance Company or any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

Section 12.3 Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 12.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6 Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8 Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendment to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) a merger or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures.

Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(b), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(b), give any Person the right to dissolve the Partnership.

(c) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e) Except as provided in Section 13.1, clauses (a) through (d) of this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

(f) Notwithstanding the provisions of Sections 13.1 and 13.2, any amendment to this Agreement that would have a material adverse effect on any Incentive Distributions with respect to the Special Member’s IDR Percentage Interest as compared to the Managing Member’s IDR Percentage Interest (as such terms are defined in the Fourth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC, dated as of December 8, 2006, as such agreement may be amended or restated) shall not be effective without the prior written consent of the Special Member (as defined therein) of the General Partner.

Section 13.4 Meetings.

(a) All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(b) (i) An annual meeting of the Limited Partners holding Outstanding Units for the election of Directors to the Board of Directors and such other matters as the General Partner shall submit to a vote of the Limited Partners holding Outstanding Units shall be held in June of each year beginning in 2011 or at such other date and time as may be fixed from time to time by the General Partner at such place within or without the State of Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii) The Limited Partners holding Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) shall vote together as a single class for the election of Directors to the Board of Directors (but such Limited Partners and their Units shall not, however, be treated as a separate class of Partners or Partnership Securities for purposes of this Agreement). The Limited Partners described in the immediately preceding sentence shall elect by a plurality of the votes cast at such meeting persons to serve as Directors who are nominated in accordance with the provisions of this Section 13.4(b). The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited Partner under this Section 13.4(b) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(iii) Solely with respect to the election and removal of Directors to the Board of Directors, the General Partner, those Limited Partners holding a direct interest in the General Partner and any Affiliates of such Limited Partners shall not be entitled to vote Units that are otherwise entitled to vote at any meeting of the Unitholders. If the General Partner has provided at least thirty days advance notice of any meeting at which Directors are to be elected, then the Limited Partners holding Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) that attend such meeting shall constitute a quorum, and if the General Partner has provided less than thirty days advance notice of any such meeting, then Limited Partners holding a majority of the Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) shall constitute a quorum.

(iv) The number of Directors on the Board of Directors shall be nine, unless otherwise fixed from time to time pursuant to a resolution adopted by a majority of the Directors then in office. Immediately prior to the effectiveness of this Agreement, the number of Directors on the Board of Directors was six and, upon the effectiveness of this Agreement, each person serving as a Director immediately prior to the effectiveness of this Agreement shall continue as a Director and the Board of Directors shall contain three vacancies. Until such time as a Triggering Resolution has been adopted, each Director shall be elected to serve a term of one year to expire at the next annual meeting.

(v) This Section 13.4(b)(v) shall become effective upon the adoption of a Triggering Resolution, and no portion of this Section 13.4(b)(v) shall be effective unless and until a Triggering Resolution has been adopted. The Directors shall be divided into three groups, Group I, Group II, and Group III. The number of Directors in each group shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra Director shall be a member of Group I and if the fraction is two-thirds, one of the extra Directors shall be a member of Group I and the other shall be a member of Group II. Each Director shall serve for a term ending as provided herein; provided, however, that the Directors designated in the Triggering Resolution to Group I shall serve for an initial term that expires at the annual meeting of Limited Partners held immediately following the Triggering Resolution, the Directors designated in the Triggering Resolution to Group II shall serve for an initial term that expires at the second annual meeting of Limited Partners held following the Triggering Resolution, and the Directors designated in the Triggering Resolution to Group III shall serve for an initial term that expires at the third annual meeting of Limited Partners held following the Triggering Resolution. At each succeeding annual meeting of Limited Partners beginning with the first annual meeting following the Triggering Resolution, successors to the Directors whose term expires at that annual meeting shall be elected for a three-year term.

(vi) Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. If, following a Triggering Resolution, the number of Directors is changed, any increase or decrease shall be apportioned among the groups so as to maintain the number of Directors in each group as nearly equal as possible, and any additional Director of any group elected to fill a vacancy resulting from an increase in such group shall hold office for a term that shall coincide with the remaining term of that group, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A majority of the remaining Directors may nominate and elect a person to fill any vacancy on the Board of Directors (including, without limitation, any vacancy caused by an increase in the number of Directors on the Board of Directors). Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. Notwithstanding Section 13.11 of this Agreement, a Director may be removed only at a meeting of the Limited Partners upon the affirmative vote of Limited Partners (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) holding a majority of the Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners); provided, however, a Director may only be removed if, at the same meeting, Limited Partners holding a majority of the Outstanding Units nominate a replacement Director (and any such nomination shall not be subject to the nomination procedures otherwise set forth in this Section 13.4), and Limited Partners (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) holding a majority of the Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) also vote to elect a replacement Director, and, provided, further, following a Triggering Resolution, a Director may only be removed for cause.

(vii) (A) (1) Nominations of persons for election of Directors to the Board of Directors of the General Partner may be made at an annual meeting of the Limited Partners only pursuant to the General Partner’s notice of meeting (or any supplement thereto) (a) by or at the direction of a majority of the Directors or (b) by a Limited Partner, or a group of Limited Partners, that holds or beneficially owns, and has continuously held or beneficially owned without interruption for the prior eighteen (18) months, 5% of the Outstanding Units (in either case, a “Limited Partner Group”) if each member of the Limited Partner Group was a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner, and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii).

(2) For any nominations brought before an annual meeting by a Limited Partner Group pursuant to clause (b) of paragraph (A)(1) of this Section 13.4(b)(vii), the Limited Partner Group must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner Group’s notice shall be delivered to the General Partner not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Limited Partner Group must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). For purposes of the 2011 annual meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 30, 2011. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above. Such Limited Partner Group’s notice shall set forth: (a) as to each person whom the Limited Partner Group proposes to nominate for election as a Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to each member of the Limited Partner Group giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Limited Partners, as they appear on the Partnership’s books and records, and of such beneficial owners, (ii) the class or series and number of Units which are owned beneficially and of record by such Limited Partners and such beneficial owners, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among any or all members of such Limited Partner Group and/or such beneficial owners, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, including each nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, equity appreciation or similar rights, hedging transactions, and borrowed or loaned Units) that has been entered into as of the date of the Limited Partner Group’s notice by, or on behalf of, any members of such Limited Partner Group and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of Unit price changes for, or increase or decrease the voting power of, such Limited Partners and such beneficial owner, with respect to Units, (v) a representation that each member of the Limited Partner Group is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether any member of the Limited Partner Group or the beneficial owners, if any, intend or are part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership’s Outstanding Units required to elect the nominee and/or (b) otherwise to solicit proxies from Limited Partners in support of such nomination, and (vii) any other information relating to any member of such Limited Partner Group and beneficial owners, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act and the rules and regulations promulgated thereunder. The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the General Partner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13.4(b)(vii) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the General Partner is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 13.4(b)(vii) and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Limited Partner Group’s notice required by this Section 13.4(b)(vii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Partnership or the General Partner.

(B) Nominations of persons for election as a Director to the Board of Directors may be made at a special meeting of Limited Partners at which Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of a majority of the Directors or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Limited Partner Group pursuant to Section 13.4(a) hereof, if each member of such Limited Partner Group is a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii). In the event the General Partner calls a special meeting of Limited Partners for the purpose of electing one or more Directors to the Board of Directors, any such Limited Partner Group may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Limited Partner Group’s notice required by paragraph (A)(2) of this Section 13.4(b)(vii) shall be delivered to the General Partner not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above.

(C) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13.4(b) shall be eligible to be elected at an annual or special meeting of Limited Partners to serve as Directors. Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 13.10 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 13.4(b) (including whether the members of the Limited Partner Group or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Limited Partner Group’s nominee in compliance with such Limited Partner Group’s representation as required by clause (A)(2)(a)(vi) of this Section 13.4(b)(vii)) and (b) if any proposed nomination was not made in compliance with this Section 13.4(b), to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13.4(b), unless otherwise required by law, if each member of the Limited Partner Group (or a qualified representative of each member of the Limited Partner Group) does not appear at the annual or special meeting of Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership. For purposes of this Section 13.4(b), to be considered a qualified representative of a member of the Limited Partner Group, a person must be a duly authorized officer, manager or partner of such Limited Partner or must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to act for such Limited Partner as proxy at the meeting of Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.

(2) For purposes of this Section 13.4(b)(vii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Partnership or the General Partner with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 13.4(b)(vii), a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.4(b)(vii); provided however, that any references in this Agreement to the Securities Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 13.4(b)(vii) (including paragraphs A(1)(b) and B(2) hereof), and, to the fullest extent permitted by law, compliance with paragraphs A(1)(b) and B(2) of this Section 13.4(b)(vii) shall be the exclusive means for a Limited Partner to make nominations.

(viii) This Section 13.4(b) shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(ix) The Partnership and the General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(b), including, without limitation, amending the organizational documents of the General Partner such that at all times the organizational documents of the General Partner shall provide (i) that the Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 13.4(b).

(x) If the General Partner delegates to an existing or newly formed wholly owned Subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 13.4(b) shall be applicable with respect to the Board of Directors or other governing body of such Subsidiary.

Section 13.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6 Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7 Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum.

Subject to Section 13.4(b), the holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General

Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10 Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11 Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12 Voting and Other Rights.

(a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 13.4(b)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

Section 14.1 Authority.

The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2 Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) the terms and conditions of the proposed merger or consolidation;

(d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

Section 14.3 Approval by Limited Partners of Merger or Consolidation.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

Section 14.4 Certificate of Merger.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1 Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Limited Partner Interests of any class then Outstanding is held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, or upon receipt of evidence of the ownership of uncertificated Common Units to the extent any Common Units comprising the Limited Partner Interest are uncertificated, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted for trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate (or evidence of uncertification) shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates, or evidence of the ownership of uncertificated Common Units, representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest or evidence of ownership of uncertificated Common Units comprising all or part of such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1 Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 16.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 16.8 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.9 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.10 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER: PENN VIRGINIA RESOURCE GP, LLC

By:
Name: Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

By: PENN VIRGINIA RESOURCE GP, LLC

As Attorney-in-fact for the Limited Partners pursuant to the powers of attorney granted pursuant to Section 2.6 of the Third Agreement.

By:
Name: Title:
ACKNOWLEDGED AND AGREED SOLELY FOR PURPOSES OF SECTION 5.2: PVR RADNOR, LLC as the holder of all Incentive Distribution Rights immediately after the Effective Time

By:
Name: Title:

EXHIBIT A

to the Fourth Amended and

Restated Agreement of Limited Partnership of

Penn Virginia Resource Partners, L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests in

Penn Virginia Resource Partners, L.P.

No. __________	__________ Common Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that ___________________ (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid far any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:_______________	Penn Virginia Resource Partners, L.P.
Countersigned and Registered by:	By:	Penn Virginia Resource GP, LLC, its General Partner

By:
as Transfer Agent and Registrar	Name:

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By:		By:
	Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT -	as tenants by the entireties	__________ Custodian _________
(Cust) (Minor)
JT TEN -	as joint tenants with right of	under Uniform Gifts/Transfers to CD
	survivorship and not as	Minors Act (State)
tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

PENN VIRGINIA RESOURCE PARTNERS, L.P.

IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES

DUE TO TAX SHELTER STATUS OF

PENN VIRGINIA RESOURCE PARTNERS, L.P.

You have acquired an interest in Penn Virginia Resource Partners, L.P., Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, whose taxpayer identification number is [            ]. The Internal Revenue Service has issued Penn Virginia Resource Partners, L.P. the following tax shelter registration number: __________________.

YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN PENN VIRGINIA RESOURCE PARTNERS, L.P.

You must report the registration number as well as the name and taxpayer identification number of Penn Virginia Resource Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN PENN VIRGINIA RESOURCE PARTNERS, L.P.

If you transfer your interest in Penn Virginia Resource Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person’s name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Penn Virginia Resource Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to

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the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

FOR VALUE RECEIVED, __________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

__________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint __________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Penn Virginia Resource Partners, L.P.

Date: _______________________	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED _____________________________		________________________ (Signature) ________________________ (Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

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APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date: _______________

Social Security or other identifying number	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

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Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is __________.

3.	My home address is ________________________________________________________.

B.	Partnership, Corporation or Other Interestholder

1.	________________ is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is ___________.

3.	The interestholder’s office address and place of incorporation (if applicable) is ___________.

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

___________________________________

Name of Interestholder

___________________________________

Signature and Date

___________________________________

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

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ANNEX B

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PENN VIRGINIA RESOURCE GP, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of

[                     ], 2011

B-1

i

ii

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PENN VIRGINIA RESOURCE GP, LLC

THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Penn Virginia Resource GP, LLC, a Delaware limited liability company (the “Company”), dated as of [                 ], 2011 and effective at the Effective Time, is between PVR Radnor, LLC, a Delaware limited liability company, as the initial PVR Member, Peabody Energy Corporation, a Delaware corporation, as the special member of the Company (“Peabody” or the “Special Member”), and Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “MLP”). Capitalized terms used in this Agreement and not otherwise defined are used as defined in Section 1.01 of this Agreement.

RECITALS:

WHEREAS, Penn Virginia Holding Corp, a Delaware corporation (“Holding”), caused the Company, originally named “Penn Virginia GP, LLC”, to be formed as a limited liability company under the Delaware Limited Liability Company Act (the “Act”) on July 9, 2001 (the “Original Filing Date”), and a Certificate of Formation (the “Delaware Certificate”) was filed with the Secretary of State of the State of Delaware on such date;

WHEREAS, Holding entered into a Limited Liability Company Agreement relating to the Company on July 9, 2001;

WHEREAS, Holding entered into a First Amended and Restated Limited Liability Company Agreement relating to the Company on July 17, 2001 to, among other things, provide for a board of directors and officers of the Company;

WHEREAS, Holding caused the name of the Company to be changed to “Penn Virginia Resource GP, LLC” on September 6, 2001 by filing a Certificate of Amendment with the Secretary of State of the State of Delaware on such date;

WHEREAS, Holding contributed all of the Membership Interests in the Company to Penn Virginia Resource Holdings Corp., a Delaware corporation (“Resource Holdings”), and Resource Holdings in turn contributed all of the Membership Interests in the Company to Penn Virginia Resource GP Corp., a Delaware corporation (“PVR GP Corp”), on September 14, 2001;

WHEREAS, PVR GP Corp entered into a Second Amended and Restated Limited Liability Company Agreement relating to the Company on September 14, 2001 to, among other things, appoint two additional directors and to reflect the contribution made on September 14, 2001;

WHEREAS, the MLP and the Special Member are parties to a Purchase and Sale Agreement, dated as of December 19, 2002 (the “Purchase Agreement”), which provides for the purchase by the MLP and sale by the Special Member or its affiliates of certain coal reserves and related assets in West Virginia and New Mexico and which contemplates possible future sales of additional coal reserves to the MLP in consideration for increases in the Special Member’s Percentage Interest;

WHEREAS, PVR GP Corp entered into a Third Amended and Restated Limited Liability Company Agreement relating to the Company on December 19, 2002 in connection with the Purchase Agreement to, among other things, designate Peabody as the Special Member;

WHEREAS, PVG purchased all of PVR GP Corp’s Membership Interest and entered into the Fourth Amended and Restated Limited Liability Company Agreement relating to the Company on December 8, 2006 (the “Fourth A&R LLC Agreement”) to, among other things, admit PVG to the Company as the sole managing member of the Company;

WHEREAS, PVG entered into the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 31, 2010 (the “Fifth A&R LLC Agreement”) to, among other things, reflect the conversion of its Membership Interests into the Class A Interest, the Class B Interest and the Economic Interest, and to reflect the assignment of the Class A Interest from PVG to the MLP;

WHEREAS, PVR Radnor is becoming the sole owner of the Class B Interest and the Economic Interest at the Effective Time pursuant to the Merger, the MLP is assigning the Class A Interest to the PVR Member at the Effective Time pursuant to Section 3.01 of this Agreement, and the Class A Interest, the Class B Interest and the Economic Interest are being converted into the PVR Membership Interest pursuant to Section 3.01 of this Agreement;

WHEREAS, the MLP is becoming the sole owner of the PVR Membership Interest at the Second Merger Effective Time pursuant to the Second Merger;

WHEREAS, pursuant to Section 9.04 of the Fifth A&R LLC Agreement, the Board may amend or restate the Fifth A&R LLC Agreement without the consent of any other parties if such amendment or restatement does not affect certain rights of other parties and the amendments adopted by this Agreement do not affect such rights; and

WHEREAS, the Board desires to amend the Fifth A&R LLC Agreement, to among other things, reflect (i) the assignment of the Class A Interest from the MLP to the PVR Member, (ii) the conversion of the Class A Interest, the Class B Interest and the Economic Interest into the PVR Membership Interest, and (iii) the admission of the MLP as the PVR Member pursuant to the Second Merger.

NOW THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

(a) As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Acceptance Notice” has the meaning given such term in the Purchase Agreement.

“Act” has the meaning given such term in the Recitals.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” of any property contributed to the Company means the fair market value of such property or other consideration at the time of contribution as determined by the Board using such reasonable method of valuation as it may adopt.

“Agreement” has the meaning given such term in the introductory paragraph above the Recitals.

“Applicable Law” means (a) any United States Federal, state or local law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or Commission-recognized trading market on which securities issued by the MLP are listed or quoted.

“Audit Committee” has the meaning given such term in Section 4.10(b).

“Board” means the Board of Directors of the Company elected or approved in accordance with Article IV.

“Business Day” means any day other than a Saturday, a Sunday, or a day when banks in New York, New York are authorized or required by Applicable Law to be closed.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.06.

“Carrying Value” means (a) with respect to property contributed to the Company, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such contributed property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 3.06(d)(i) and 3.06(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.

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“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding a Director liable for actual fraud, gross negligence or willful or wanton misconduct in his or her capacity as a Director.

“Certified Public Accountants” means a firm of independent public accountants selected from time to time by the Board.

“Change of Control” shall occur with respect to the Special Member for purposes of Section 3.04(h) if: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one or more Affiliates of the Special Member immediately prior to such transaction, becomes the “beneficial owner(s)” (as defined in Rule 13d-3 of the Exchange Act) of equity securities of the Special Member that entitle the holder thereof to control more than fifty percent (50%) of the total voting power of the Special Member; (b) the equity securityholders of the Special Member approve a merger, reorganization, consolidation, exchange of equity interests, recapitalization, restructuring or other business combination which results in beneficial ownership of more than fifty percent (50%) of the total voting power of the Special Member being transferred to a Person or Persons, other than one or more Affiliates of the Special Member immediately prior to such transaction, unless the equity securityholders of the Special Member immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction, entitled to vote generally on the election of such resulting or acquiring Person’s directors, in substantially the same proportion as their ownership of the equity securities immediately before such transaction; (c) there occurs a sale of all or substantially all of the assets of the Special Member to a Person, other than one or more Affiliates of the Special Member; or (d) Continuing Directors (as defined below) cease to comprise a majority of the directors on the board of directors or other similar governing body of the Special Member. For purposes of this definition, “Continuing Directors” shall mean (x) all individuals constituting the board of directors or other similar governing body of the Special Member at the time such Person became the Special Member and (y) all individuals thereafter designated as nominees for election to the board of directors or other similar governing body of such Person by a majority of the Continuing Directors who were members of such board of directors or other similar governing body at the time of such nomination or election.

“Claim” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

“Class A Interest” has the meaning given such term in the Fifth A&R LLC Agreement.

“Class A Member” has the meaning given such term in the Fifth A&R LLC Agreement.

“Class B Common Units” means the Class B Common Units issued pursuant to the Purchase Agreement.

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“Class B Interest” has the meaning given such term in the Fifth A&R LLC Agreement.

“Class B Member” has the meaning given such term in the Fifth A&R LLC Agreement.

“Coal Assets” means Qualifying Assets and assets not constituting Qualifying Assets, in each case comprised of coal properties, interests or other related assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Unit” has the meaning ascribed thereto in the Partnership Agreement.

“Company” has the meaning given such term in the introductory paragraph above the Recitals.

“Compensation Committee” has the meaning given such term in Section 4.10(d).

“Conflicts Committee” has the meaning given such term in Section 4.10(c).

“Contribution Agreement” means the Contribution, Conveyance and Assumption Agreement, dated September 14, 2001, among Penn Virginia Operating Co., LLC, the MLP, the Company, PVG and certain other parties named therein, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of August 13, 2010, among PVR Finco LLC, a syndicate of financial institutions led by PNC Bank, National Association, and certain other parties, as amended from time to time.

“Day” means a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the next succeeding Business Day.

“Delaware Certificate” has the meaning given such term in the Recitals.

“Director” or “Directors” means a director or the directors, respectively, serving on the Board in accordance with Article IV.

“Economic Interest” has the meaning given such term in the Fifth A&R LLC Agreement.

“Economic Member” has the meaning given such term in the Fifth A&R LLC Agreement.

“Effective Time” has the meaning given such term in the Merger Agreement.

“Eligible Investment Bank” shall mean any of Barclays Capital Inc., UBS Warburg, LLC, Morgan Stanley & Co. Incorporated, Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, Salomon Smith Barney Inc., Goldman Sachs & Co., J.P. Morgan Securities, Inc., A.G. Edwards & Sons, Inc. and RBC Capital Markets and their respective successors and assigns.

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“Exchange Act” means Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the price agreed upon between the Company and the Special Member prior to the expiration of the ten-Day period after delivery of the Redemption Notice; provided, however, that if the Company and the Special Member are unable to agree within such ten-Day period or if the Company or Special Member desires not to negotiate with the other, then the Company and the Special Member each shall immediately select an Eligible Investment Bank of its choice no later than ten (10) days after such ten-Day period. The two Eligible Investment Banks appointed by the Company and the Special Member shall appoint a third Eligible Investment Bank not later than five (5) days after such two Eligible Investment Banks have been so appointed. Within twenty (20) days from the appointment of the third Eligible Investment Bank, each Eligible Investment Bank appointed as aforesaid shall provide the Company with a written valuation, with appropriate documentation, setting forth its valuation of the Fair Market Value in U.S. dollars. The “Fair Market Value” shall be the average of the two highest valuations. The determination of the “Fair Market Value” shall be binding on the Company and the Special Member, and shall not be appealable. “Fair Market Value” shall mean the price that a willing buyer would pay to a willing seller after due inquiry and taking into consideration the Special Member’s entitlement to a portion of income attributable to the Incentive Distribution Rights as determined as soon as practicable but in no event longer than 30 days by the Investment Bank after review of the materials it deems appropriate. The Company and the Special Member shall be responsible for the costs and expenses of its Eligible Investment Bank appointee, and the cost of the third Eligible Investment Bank shall be shared equally by the Company and the Special Member.

“Fifth A&R LLC Agreement” has the meaning given such term in the Recitals.

“Fourth A&R LLC Agreement” has the meaning given such term in the Recitals.

“GAAP” means generally accepted accounting principles.

“Governmental Authority” or “Governmental” means any Federal, state or local court or governmental or regulatory agency or authority or any arbitration board, tribunal or mediator having jurisdiction over the Company or its assets or any Member.

“IDR Percentage Interest” means, as of any date of determination, (i) in the case of the Special Member, the Special Member’s Percentage Interest and (ii) in the case of the PVR Member, 100 reduced by the Special Member’s Percentage Interest.

“IDR Proceeds” means, for any period, any cash and other property distributed to the Company from the MLP in respect of the Company’s ownership of the Incentive Distribution Rights.

“Incentive Distribution Right” has the meaning given such term in the Third Amended and Restated Agreement of Limited Partnership of the MLP, dated as of August 5, 2008, as amended, modified, supplemented or restated from time to time, or any successor agreement.

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“Incentive Plan” means any plan or arrangement pursuant to which the Company may compensate its employees, consultants, directors and/or service providers.

“Indemnitee” means (a) any Person who is or was an Affiliate of the Company, (b) any Person who is or was a member, partner, officer, director, employee, agent, fiduciary or trustee of the Company or any Affiliate of the Company and (c) any Person who is or was serving at the request of the Company or any Affiliate of the Company as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Independent Director” has the meaning given such term in Section 4.10(b).

“Leases” has the meaning given such term in the Purchase Agreement.

“Limited Partner” has the meaning given such term in the Partnership Agreement.

“Member” or “Members” means the PVR Member and the Special Member.

“Membership Interest” means, with respect to a Member, such Member’s rights, powers and interests in the Company in such Member’s capacity as a Member, all as provided in the Delaware Certificate, this Agreement and the Act, including, without limitation, such Member’s interest in the capital, income, gain, deductions, losses and credits of the Company, if any.

“Merger” means the merger of PVG and PVG GP with and into PVR Radnor, with PVR Radnor as the surviving entity, pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of September 21, 2010, among PVG, PVG GP, the MLP, the Company and PVR Radnor.

“MLP” has the meaning given such term in the introductory paragraph above the Recitals.

“Net Agreed Value” means, (a) in the case of any contributed property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to the PVR Member or the Special Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.06(d)(i)) at the time such property is distributed, reduced by any indebtedness either assumed by such PVR Member or Special Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Notices” has the meaning given such term in Section 9.02.

“NYSE” has the meaning given such term in Section 4.10(b).

“Original Filing Date” has the meaning given such term in the Recitals.

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“Outstanding” has the meaning given such term in the Partnership Agreement.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the MLP, dated as of ________ __, ____ and effective as of the Effective Time, as amended, modified, supplemented or restated from time to time, or any successor agreement.

“Peabody” means Peabody Energy Corporation and its successors.

“Peabody Designee” means an individual nominated by Peabody to serve as a Director in accordance with Section 4.02.

“Person” means any individual, firm, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, joint venture, trust, court, governmental agency or any political subdivision thereof, or any other entity.

“Public Documents” means all reports, schedules, forms, statements and other documents required by the Securities Exchange Act of 1934, as amended, filed by the MLP as of the date hereof.

“Proper Officer” or “Proper Officers” means those officers authorized by the Board to act on behalf of the Company.

“Purchase Agreement” has the meaning given such term in the Recitals.

“PVG” means Penn Virginia GP Holdings, L.P., which prior to the Effective Time was a Delaware limited partnership.

“PVG GP” means PVG GP, LLC, which prior to the Effective Time was a Delaware limited liability company and the general partner of PVG.

“PVR Radnor” means PVR Radnor, LLC, a Delaware limited liability company, and its successors and assigns.

“PVR Member” means (i) immediately prior to the effective time of the Second Merger, PVR Radnor, as a member of the Company and (ii) immediately following the effective time of the Second Merger, the MLP, as a member of the Company and, in the case of (i) or (ii), its permitted successors and assigns that are admitted as members of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“PVR Membership Interest” means the Membership Interest held by the PVR Member immediately following the Effective Time.

“Qualifying Assets” means assets that generate “qualifying income” within the meaning of Section 7704(d) of the Code.

“Redemption Notice” has the meaning given such term in Section 3.04(h).

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“Redemption Price” has the meaning given such term in Section 3.04(h).

“Second Merger” means the merger of PVR Radnor with and into the Company, with the Company as the surviving entity, pursuant to the Second Merger Agreement, which shall take place following the Merger.

“Second Merger Agreement” means the Agreement and Plan of Merger, dated as of _______ __, 2011, among PVR Radnor, the MLP and the Company.

“Second Merger Effective Time” means the effective time of the Second Merger.

“Special Member” has the meaning given such term in the introductory paragraph above the Recitals.

“Special Member Account” means a bank account of the Company held solely on behalf of the Special Member.

“Special Member’s Percentage Increase Event” means the consummation, during the term of the Leases, of any sale or other transfer by the Special Member or its Affiliates to the MLP or its subsidiaries of Coal Assets pursuant to definitive agreements entered into by the Special Member or its Affiliates and the MLP or its subsidiaries in connection therewith.

“Special Member’s Percentage Interest” is initially zero and shall be increased, if at all, as provided by Section 3.04.

“Transfer” has the meaning given such term in Section 3.04(d).

“Unaffiliated Limited Partners” has the meaning given such term in Section 4.02(b)(i).

“Unit” has the meaning given such term in the Partnership Agreement.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 3.06(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.06 as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.06(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 3.06).

(b) Other terms defined herein have the meanings so given them.

Section 1.02. Construction.

Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine and neuter, (b) the singular forms of nouns, pronouns and verbs shall include the plural and vice versa, (c) all references to Articles and Sections refer to articles and sections in this Agreement, each of which is made a part for all purposes and (d) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

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ARTICLE II

ORGANIZATION

Section 2.01. Formation.

Holding formed the Company as a Delaware limited liability company by the filing of the Delaware Certificate, dated as of the Original Filing Date, with the Secretary of State of Delaware pursuant to the Act. At the Effective Time, the Members hereby continue the Company without dissolution.

Section 2.02. Name.

The name of the Company is “Penn Virginia Resource GP, LLC” and all Company business must be conducted in that name or such other names that comply with Applicable Law and as the Board may select.

Section 2.03. Registered Office; Registered Agent; Principal Office.

The name of the Company’s registered agent for service of process is The Corporation Trust Company, and the address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business of the Company shall be located at Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087. The Board may change the Company’s registered agent or the location of the Company’s registered office or principal place of business as the Board may from time to time determine.

Section 2.04. Purposes.

(a) The Company may carry on any lawful business or activity permitted by the Act. The Company shall be authorized to engage in any and all other activities, whether or not related to the foregoing, which in the judgment of the Board may be beneficial or desirable.

(b) Subject to the limitations expressly set forth in this Agreement, the Company shall have the power and authority to do any and all acts and things deemed necessary, appropriate, desirable or convenient by the Board to further the Company’s purposes and carry on its business, including, without limitation, the following:

(i) acting as the general partner of the MLP;

(ii) entering into any kind of activity and performing contracts of any kind necessary, appropriate, desirable or convenient for the accomplishment of its business (including the business of the MLP);

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(iii) acquiring any property, real or personal, in fee or under lease or license, or any rights therein or appurtenant thereto, necessary, appropriate, desirable or convenient for the accomplishment of its business;

(iv) subject to the terms of the Credit Agreement, borrowing money and issuing evidences of indebtedness and securing any such indebtedness by mortgage or pledge of, or other lien on, the assets of the Company;

(v) entering into any such instruments and agreements as the Board may deem necessary, appropriate, desirable or convenient for the ownership, management, operation, leasing and sale of the Company’s property; and

(vi) negotiating and concluding agreements for the sale, exchange or other disposition of all or substantially all of the properties of the Company, or for the refinancing of any loan or payment obtained by the Company.

The Members hereby specifically consent to and approve the execution and delivery by the Proper Officers on behalf of the Company (acting on its own behalf or as general partner on behalf of the MLP) of all loan agreements, indentures, guarantees, notes, security agreements or other documents or instruments, if any, as required by any lender or purchaser of debt securities providing funds to the Company, the MLP, PVR Finco LLC, Penn Virginia Resource Finance Corporation or Penn Virginia Operating Co., LLC (or any subsidiary of any thereof) and ancillary documents contemplated thereby.

Section 2.05. Foreign Qualification.

Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Proper Officers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of such officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Proper Officers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and, if applicable, terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business or in which it has ceased to conduct business.

Section 2.06. Term.

The period of existence of the Company commenced on the Original Filing Date and shall continue for a perpetual duration unless and until such time as a certificate of cancellation is filed with the Secretary of State of Delaware following dissolution of the Company in accordance with Section 8.01.

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ARTICLE III

OWNERSHIP INTEREST

Section 3.01. Interest.

(a) On July 9, 2001, Holding formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Delaware Certificate with the Secretary of State of the State of Delaware. Holding’s initial capital investment in the Company was $1,000. On September 14, 2001, pursuant to the Contribution Agreement, Holding contributed all of the Membership Interests of the Company to Resource Holdings which, in turn, contributed all of the Membership Interests of the Company to PVR GP Corp., which Membership Interests were subsequently purchased by PVG. Following such transfer of the Membership Interests to PVG, PVG became the owner of the entire equity interest of the Company and, at such time, the Membership Interest held by PVG was the only outstanding Membership Interest of the Company. Peabody was admitted to the Company as the Special Member prior to the date hereof. On March 31, 2010, the Membership Interest previously held by PVG was converted into the Class A Interest, the Class B Interest and the Economic Interest. Simultaneously with the conversion of PVG’s Membership Interest into the Class A Interest, the Class B Interest and the Economic Interest, PVG assigned the Class A Interest to the MLP and the MLP was admitted as the Class A Member. At the Effective Time (i) the Class B Interest and the Economic Interest are being transferred to PVR Radnor by virtue of the Merger, and PVR Radnor is hereby admitted as the Class B Member and the Economic Member, and (ii) the MLP hereby transfers the Class A Interest to PVR Radnor, PVR Radnor is hereby admitted as the Class A Member and the MLP hereby ceases to be the Class A Member. Immediately following the Effective Time, the Class A Interest, the Class B Interest and the Economic Interest are hereby converted into the PVR Membership Interest, PVR Radnor continues as a member of the Company (designated as the PVR Member), and the Company hereby continues without dissolution. At the Second Merger Effective Time, (i) by virtue of the Second Merger the MLP is becoming the sole holder of the PVR Membership Interest and shall be automatically admitted to the Company as a member, and (ii) the Company shall be continued without dissolution with the MLP as the PVR Member and Peabody as the Special Member.

(b) Immediately following the Effective Time and the Second Merger Effective Time, the members of the Company are (i) the PVR Member and (ii) the Special Member. At and immediately following the Effective Time and the Second Merger Effective Time, the Special Member’s Percentage interest continues to be zero.

Section 3.02. Voting.

(a) Except as provided in Section 4.02, to the fullest extent permitted by law, the PVR Member shall not be entitled to consent or vote with respect to any matter relating to the Company, including, without limitation, matters relating to the amendment of this Agreement, any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company; all such rights being vested in the Board. If, notwithstanding the foregoing, the PVR Member is required by law to vote or consent with respect to any matter relating to the Company (other than with respect to the matters set forth in Section 4.02), the PVR Member hereby irrevocably authorizes the Directors to vote with respect to such matter and the PVR Member irrevocably directs that its vote be cast in the same manner as a majority of the Directors vote with respect to the matter.

(b) The Special Member shall have no voting rights with respect to any matter relating to the Company, except as required by law or pursuant to Section 9.04.

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Section 3.03. Distributions.

(a) Subject to Section 3.03(b), Section 18-607 of the Act and Applicable Law, distributions by the Company shall be made to the PVR Member at the times and in the aggregate amounts determined by the Board.

(b) Distributions by the Company of any IDR Proceeds shall be made to the PVR Member and the Special Member, pro rata, based on their respective IDR Percentage Interests existing at the time of the Company’s receipt of such IDR Proceeds. The Company shall cause the MLP to distribute the Special Member’s pro rata share of IDR Proceeds directly to the Special Member Account.

(c) Any distribution that is made by the Company shall be deemed to be a distribution of IDR Proceeds that is divided among the PVR Member and the Special Member as provided in Section 3.03(b) until the distributions that have been made and divided pursuant to such Section 3.03(b) are equal in the aggregate to the amount of IDR Proceeds that the Company has theretofore received.

Section 3.04. Establishment of Special Member’s Percentage Interest.

(a) A Membership Interest designated as the “Special Member’s Percentage Interest” was previously designated and created and is held by the Special Member.

(b) (i) Upon each Special Member’s Percentage Increase Event, the Special Member’s Percentage Interest shall increase by one percent for each $10 million in Coal Assets sold or otherwise transferred to the MLP or its subsidiaries in connection with such Special Member’s Percentage Increase Event, it being understood and agreed that such increase in the Special Member’s Percentage Interest shall be the sole and exclusive consideration for each $10 million of such Coal Assets except to the extent set forth in the definitive agreements providing for the sale of such Coal Assets. The value of the Coal Assets shall be determined by agreement of the Special Member and the Board and set forth in the definitive agreements providing for the sale of such Coal Assets; provided, however, that nothing herein shall give rise to any obligation whatsoever of any party hereto or any of their Affiliates to negotiate or enter into such definitive agreements or consummate such sale or disposition. The Special Member’s Percentage Interest will be evidenced by certificates issued by the Company. The Company shall increase Special Member’s Percentage Interest by a fraction of one percent to the extent that the agreed value of the Coal Assets exceeds a multiple of $10 million (for the avoidance of doubt, zero shall be deemed to be a multiple of $10 million for purposes of calculating such fraction), and the fraction shall be the excess over such multiple of $10 million (or zero) divided by $10 million. Nothing herein shall prohibit the Company from increasing the Special Member’s Percentage Interest in consideration for a de minimis amount of assets that are not Qualifying Assets purchased in connection with Coal Assets.

(ii) It is anticipated that, during the term of the Leases, the Special Member may identify to the MLP opportunities to purchase Coal Assets that are owned by a third party that the MLP is not otherwise considering, and that the Company, in its capacity as the general partner of the MLP, will consider the acquisition of such Coal Assets. To the extent the MLP

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acquires such Coal Assets, the Company will, to the extent, if any, that the Company and the Special Member so agree, increase the Special Member’s Percentage Interest in consideration of the Special Member identifying such opportunities to the MLP. The determination of whether to acquire such Coal Assets will be made by the Company in the sole discretion of the Board.

(c) Notwithstanding anything to the contrary, in no event shall the Special Member’s Percentage Interest exceed 40 percent.

(d) The Special Member shall not sell, assign, transfer, convey, pledge, hypothecate, encumber or otherwise dispose of (collectively, a “Transfer”) its Special Member’s Percentage Interest without the prior written consent of the Board; provided, however, that the Special Member shall be entitled, upon prior written notice to the Board, to Transfer some or all of its Special Member’s Percentage Interest to (i) an Affiliate of the Special Member, (ii) to a financial institution in connection with the pledge of such Special Member’s Percentage Interest or (iii) any party in the event that the Company or its Affiliates do not exercise their redemption rights under Section 3.04(h) within 30 days of the happening of an event specified in (i) or (ii) under Section 3.04(h) that gives rise to such redemption right; provided that such transferee agrees to be bound by all of the terms and conditions of this Agreement.

(e) Except as provided in Section 9.04, the Special Member’s Percentage Interest shall not entitle the Special Member or any other Person to vote on any matters with respect to the Company or otherwise.

(f) The Board shall, from time to time, update Exhibit A hereto to reflect any increase in the Special Member’s Percentage Interest upon a Special Member’s Percentage Increase Event and the applicable IDR Percentage Interest of the PVR Member upon each such increase. The Board shall provide any such updated versions of Exhibit A to the Special Member promptly upon such updates.

(g) Upon each Special Member’s Percentage Increase Event, as a condition to each increase in the Special Member’s Percentage Interest in connection therewith, the Special Member shall execute and deliver to the Company and the Board an Acknowledgement Agreement in the form of Exhibit B hereto.

(h) The Special Member’s Percentage Interest may be redeemed by the Company or its Affiliates, in whole but not in part, at the option of the Company, at a redemption price equal to the Fair Market Value of the Special Member’s Percentage Interest (the “Redemption Price”) payable in immediately available funds to an account designated by the Special Member, if either: (i) the Special Member or any of its Affiliates delivers an Acceptance Notice to the MLP or otherwise exercises its rights pursuant to Section 9.1 of the Purchase Agreement; or (ii) there is a Change of Control with respect to the Special Member. The Company shall exercise its redemption option by delivering to the Special Member a written notice (the “Redemption Notice”), in the case of (i) within ten Days after the MLP’s receipt of the Acceptance Notice, and, in the case of (ii) within twenty days of the Change of Control of the Special Member, in each case specifying the Company’s election to redeem the Special Member’s Percentage Interest. If the Company exercises its redemption option hereunder, the closing of the transaction shall take place, in the case of (i) contemporaneously with, and shall be conditioned

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upon, the closing of the transaction contemplated by Section 9.1 of the Purchase Agreement unless extended for the determination of Fair Market Value and in such case, five days after the determination, and, in the case of (ii) within five (5) days after the determination of Fair Market Value unless extended because of the need to obtain necessary consents or approvals which the appropriate party is using commercially reasonable efforts to obtain. If the Company exercises its redemption option hereunder, the Company and the Special Member shall cooperate in good faith and enter into appropriate agreements, make (or cause to be made) appropriate deliveries and obtain (or cause to be obtained) any necessary consents or approvals, in each case to effect the redemption of the Special Member’s Percentage Interest.

(i) Notwithstanding anything to the contrary, the provisions of this ARTICLE III with respect to the Special Member’s Percentage Interest shall terminate and the Special Member shall cease to have any rights under ARTICLE III, in each case automatically and without any action by any of the parties hereto upon the earlier to occur of: (i) the actual purchase of the Special Member’s Percentage Interest by the Company or its Affiliates upon a redemption pursuant to this Section 3.04 and (ii) if at any time subsequent to the term of the Leases, the Special Member’s Percentage Interest is zero or not outstanding. Upon such termination, the Board shall be entitled to amend or restate this Agreement to make such changes as it deems appropriate to reflect such event.

(j) Nothing in this Agreement requires the Special Member to make a capital contribution to the Company.

Section 3.05. Allocations.

(a) Company gross income or gain for the taxable period, if any, shall be allocated 100% to the Special Member until the aggregate amount of such items allocated to the Special Member pursuant to this Section 3.05(a) for the current taxable year and all previous taxable years is equal to the cumulative amount of all distributions of IDR Proceeds made to the Special Member from the effective date of the Fourth A&R LLC Agreement to a date 45 days after the end of the current taxable year.

(b) All other items of income, gain, loss and deduction shall be allocated 100% to the PVR Member.

Section 3.06. Capital Accounts.

(a) The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of cash and the Net Agreed Value of other property contributed by such Member to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including, without limitation, income and gain exempt from tax) allocated to such Member pursuant to Section 3.05, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Member pursuant to this Agreement and (y) all items of Company deduction and loss allocated to such Member pursuant to Section 3.05.

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(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated and reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 3.06, the Company shall be treated as owning directly its proportionate share (as determined by the Board based upon the provisions of the Partnership Agreement) of all property owned by the MLP.

(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 3.06(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board may adopt.

(c) A transferee of a Membership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred.

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(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Membership Interests for cash or Contributed Property, the Capital Account of all Members and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 3.05 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Membership Interests shall be determined by the Board using such reasonable method of valuation as it may adopt; provided, however, that the Board, in arriving at such valuation, must take fully into account the fair market value of the Membership Interests of all Members at such time. The Board shall allocate such aggregate value among the assets of the Company (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 3.05 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall be determined and allocated in the same manner as that provided in Section 3.06(d)(i).

Section 3.07. Restriction on Transfer of Incentive Distribution Rights.

The Company shall not Transfer the Incentive Distribution Rights to any party unless the Company agrees to proportionately adjust the amount of Special Member’s Percentage Interest to be issued under Section 3.04(b) upon a Special Member’s Percentage Increase Event.

Section 3.08. Cancellation of the Incentive Distribution Rights.

It is hereby recognized that the Incentive Distribution Rights are being cancelled immediately after the Effective Time. The Special Member’s Percentage Interest is, and immediately after the Effective Time shall be, zero. If there is a Special Member’s Percentage Increase Event and the Special Member’s Percentage Interest is increased above zero, the Company and the MLP hereby agree that each shall take such actions as are necessary to implement an appropriate adjustment to the Special Member’s Percentage Interest or to otherwise cause an amount equivalent to the amount that would have constituted IDR Proceeds if the Incentive Distribution Rights had not been cancelled to be paid to the Company and distributed pursuant to Section 3.03(b) or 8.03(c), if applicable as if such amount constitutes IDR Proceeds;

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provided, however, that nothing herein shall give rise to any obligation whatsoever of any party hereto or any of their Affiliates to negotiate or enter into definitive agreements providing for the sale or other transfer of Coal Assets or consummate a sale or transfer that may give rise to a Special Member’s Percentage Increase Event or the application of this Section 3.08.

ARTICLE IV

MANAGEMENT

Section 4.01. Management by Board of Directors and Executive Officers.

(a) The business and affairs of the Company shall be fully vested in, and managed by, the Board, subject to the executive officers elected pursuant to Article V hereof. The authority of the Board pursuant to the preceding sentence shall include, without limitation, the authority to approve matters relating to any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company. The Directors and executive officers shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the executive officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The executive officers shall be vested with such powers and duties as are set forth in Article V hereof and as are specified by the Board. Accordingly, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the executive officers who shall be agents of the Company. The authority to increase the Special Member’s Percentage Interest is vested solely in the Board.

(b) In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by the Act or Applicable Law.

Section 4.02. Number; Qualification; Tenure; Peabody Designee.

(a) The number of Directors constituting the Board shall be nine, unless otherwise fixed from time to time pursuant to a resolution adopted by a majority of the Directors then in office; provided, however, that if at any time, pursuant to Section 4.02(c), the Board shall contain the Peabody Designee, then the number of Directors constituting the Board shall be increased by one. Subject to Sections 4.02(b) and (c), any vacancy on the Board may only be filled by a person nominated for election by a majority of the Directors then in office.

(b) (i) Subject to Section 4.02(c), the PVR Member shall be entitled to elect all of the Directors to the Board, which right the PVR Member hereby delegates to the Limited Partners as contemplated by Section 13.4(b) of the Partnership Agreement. The Members and the Company hereby adopt as part of the terms of this Agreement, and agree to be bound by, Section 13.4(b) of the Partnership Agreement as if such section were set forth in full herein and hereby delegate to the Limited Partners holding a majority of the Outstanding Units (other than the Company and those Limited Partners holding a direct interest in the Company or any

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Affiliates of such Limited Partners) (the “Unaffiliated Limited Partners”) the right to elect (and, to the extent applicable, nominate) the Directors at an annual meeting of the Limited Partners to be held by the Company in accordance with Section 13.4(b) of the Partnership Agreement. As a result, the control of all voting power of the PVR Membership Interest is vested in the Unaffiliated Limited Partners. Such delegation shall not cause the PVR Member to cease to be a member of the Company and shall not constitute a delegation of any other rights, powers, privileges or duties of the PVR Member with respect to the Company. A Director need not be a Member or a Limited Partner.

(ii) The Limited Partners shall not, as a result of exercising the rights granted under Section 13.4(b) of the Partnership Agreement, be deemed to be Members or holders of Membership Interests as such terms are defined in this Agreement or to be “members,” “managers” or holders of “limited liability company interests” as such terms are defined in the Act. The exercise by a Limited Partner of the right to elect Directors and any other rights afforded to such Limited Partner hereunder and under Section 13.4(b) of the Partnership Agreement shall be in such Limited Partner’s capacity as a limited partner of the Partnership, and no Limited Partner shall be liable for any debts, obligations or liabilities of the Company by reason of the foregoing.

(iii) The PVR Member, the Directors and the Company shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of Section 13.4(b) of the Partnership Agreement as adopted in this Section 4.02(b).

(iv) The Board, without the consent of any other Person, shall have the authority to adopt a resolution providing for staggered elections of the Directors in the manner set forth in Section 13.4(b)(v) of the Partnership Agreement.

(c) For so long as Peabody and its Affiliates together own any combination of Class B Common Units, on an as-converted basis, and Common Units representing in the aggregate at least 5% of the number of outstanding Common Units, then Peabody shall be entitled to have one Peabody Designee serve on the Board; provided, however, that for so long as such condition above is satisfied and the number of Directors constituting the Board is equal to or greater than eleven, then Peabody shall be entitled to have appointed to the Board an aggregate number of Peabody Designees equal to the product obtained by multiplying (X) one-sixth by (Y) the total number of Directors constituting the Board (such product to be rounded up or down, as appropriate, to the nearest whole number and rounded up for 0.50). Any vacancy with respect to a Peabody Designee will be filled solely by Peabody.

(d) For so long as Peabody is entitled to a designee on the Board pursuant to this Agreement, Peabody, in its sole discretion, upon written notice to the Board shall be entitled to convert such right into the right to one observer’s seat on the Board, provided, that the person serving in such capacity enters into a confidentiality agreement with the Company. Once converted to an observer’s right, Peabody shall in no event be entitled to a designee to serve on the Board.

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Section 4.03. Regular Meetings

The Board shall meet at least quarterly. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4.04. Special Meetings.

A special meeting of the Board may be called at any time at the request of (a) the Chairman of the Board or (b) any three Directors.

Section 4.05. Notice.

Written notice of all regular meetings of the Board must be given to all Directors at least 10 Days prior to the regular meeting of the Board and two Business Days prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to this Agreement, as provided herein. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

Section 4.06. Action by Consent of Board or Committee of Board.

Except as otherwise required by Applicable Law or as otherwise specified in this Agreement, all decisions of the Board, or any committee of the Board, shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum, as described in Section 4.08 or 4.10, as applicable, is present. To the extent permitted by Applicable Law, the Directors may act without a meeting so long as a majority of the Directors on the Board or committee of the Board (or such other number of Directors as is required for such action under this Agreement) shall have executed a written consent with respect to any Director or committee of the Board action, as applicable, taken in lieu of a meeting.

Section 4.07. Conference Telephone Meetings.

Directors or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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Section 4.08. Quorum.

A majority of Directors present in person or participating in accordance with Section 4.07, shall constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by Applicable Law or as otherwise specified in this Agreement, any act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 4.09. Intentionally Omitted.

Section 4.10. Committees.

(a) The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees.

(b) The Board shall have an audit committee comprised of three Directors, all of whom shall be Independent Directors (the “Audit Committee”). The Audit Committee shall establish a written audit committee charter in accordance with the rules of the New York Stock Exchange, Inc. (the “NYSE”), as amended from time to time. “Independent Director” shall mean Directors meeting the independence and experience requirements as set forth most recently by the NYSE and the Commission.

(c) The Board shall have a conflicts committee comprised of three Directors, all of whom shall be Independent Directors (the “Conflicts Committee”). The Conflicts Committee shall review transactions involving the MLP or its Affiliates that the Board believes may involve conflicts of interest. Any matter approved by the Conflicts Committee in the manner provided for in the Partnership Agreement shall be conclusively deemed to be fair and reasonable to the MLP, and not a breach by the Company of any fiduciary or other duties owed to the MLP by the Company.

(d) The Board shall have a compensation committee comprised of the Directors serving on the Conflicts Committee (the “Compensation Committee”). The Compensation Committee shall be charged with setting compensation for officers of the Company and the MLP, as well as administering any Incentive Plans put in place by the Company.

(e) A majority of any committee, present in person or participating in accordance with Section 4.07, shall constitute a quorum for the transaction of business of such committee.

(f) A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 4.05. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

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Section 4.11. Removal of Peabody Designee.

The Peabody Designee(s) may be removed, with or without Cause, by Peabody and may be removed with Cause by the Board.

ARTICLE V

OFFICERS

Section 5.01. Elected Officers.

The executive officers of the Company shall serve at the pleasure of the Board. The elected officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary, a Controller, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors other than the Peabody Designee. All other officers may, in the discretion of the Board, be chosen from among the Directors other than the Peabody Designee. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V, and such other authority and duties as may be delegated to each of them, respectively, by the Board from time to time. The Board or any committee thereof may from time to time elect such other officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Controllers) as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board or such committee, as the case may be.

Section 5.02. Election and Term of Office.

The names and titles of the officers of the Company as of the Effective Time are set forth on Exhibit C hereto. Thereafter, the officers of the Company shall be elected annually at the regular annual meeting of the Board. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 5.10.

Section 5.03. Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the Board. The Directors also may elect a Vice-Chairman to act in the place of the Chairman upon his absence or inability to act.

Section 5.04. Chief Executive Officer.

The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chief Executive Officer may sign, with the Secretary, an Assistant Secretary or any other Proper Officer of the Company thereunto duly

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authorized by the Board, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. The Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Board.

Section 5.05. President; Chief Operating Officer.

The President shall act as Chief Operating Officer and assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs. The President, if he is also a Director, shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.

Section 5.06. Chief Financial Officer.

The Chief Financial Officer shall be responsible for financial reporting for the Company and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof relating to financial reporting are carried into effect.

Section 5.07. Vice Presidents.

Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board.

Section 5.08. Controller.

(a) The Controller shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Controller shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Controller shall, in general, perform all duties incident to the office of the Controller and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board.

(b) Each Assistant Controller shall have such of the authority and perform such of the duties of the Controller as may be provided in this Agreement or assigned to him or her by the Board or the Controller. Assistant Controllers shall assist the Controller in the performance of the duties assigned to the Controller, and in assisting the Controller, each Assistant Controller shall for such purpose have the powers of the Controller. During the Controller’s absence or inability, the Controller’s authority and duties shall be possessed by such Assistant Controller or Assistant Controllers as the Board may designate.

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Section 5.09. Secretary.

(a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board and committees of the Board. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board.

(b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.

Section 5.10. Removal.

Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board whenever, in their judgment, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 5.11. Vacancies.

A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND AGENTS

Section 6.01. Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee;

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provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, however, no indemnification pursuant to this Article VI shall be available to Peabody or its Affiliates with respect to their obligations incurred pursuant to the Purchase Agreement or the other agreements and transactions contemplated thereby. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.01 shall be made only out of the assets of the Company.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.01(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.01.

(c) The indemnification provided by this Section 6.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Company may purchase and maintain insurance on behalf of the Company, its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.01, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 6.01(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

(f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(g) The provisions of this Section 6.01 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h) No amendment, modification or repeal of this Section 6.01 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.02. Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired membership interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, such Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company, the Members or any other Persons who have acquired membership interests in the Company for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

(c) Any amendment, modification or repeal of this Section 6.02 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability under this Section 6.02 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VII

BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

Section 7.01. Maintenance of Books.

(a) The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board, appropriate registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

26

(b) The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with GAAP, consistently applied and (iii) audited by the Company’s Certified Public Accountants at the end of each calendar year.

Section 7.02. Reports.

With respect to each calendar year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to the Members:

(a) Within 120 Days after the end of such calendar year, a profit and loss statement and a statement of cash flows for such year and a balance sheet as of the end of such year, together with a report thereon of the Certified Public Accountants; and

(b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Member on or before June 15 following the end of each calendar year of such Member’s income tax return with respect to such year.

Section 7.03. Bank Accounts.

Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction. When, if at all, the Special Member’s Percentage Interest is first increased to an amount greater than zero as provided by this Agreement, the Board shall cause the Company to open and maintain the Special Member Account.

ARTICLE VIII

DISSOLUTION AND TERMINATION

Section 8.01. Dissolution.

(a) The Company shall be of perpetual duration; provided, however, that the Company may be dissolved upon:

(i) The direction of the Board to dissolve the Company; or

(ii) A decree of dissolution being entered with respect to the Company by a court of competent jurisdiction; or

(iii) A merger or consolidation under the Act where the Company is not the surviving entity in such merger or consolidation.

(b) To the fullest extent permitted by law, no other event shall cause a dissolution of the Company.

27

Section 8.02. Effect of Dissolution.

Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Board shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Board shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.03, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

Section 8.03. Application of Proceeds.

Upon dissolution and liquidation of the Company, the assets of the Company shall, subject to the Act, be applied and distributed in the following order of priority:

(a) To the payment of debts and liabilities of the Company (including to the Members to the extent otherwise permitted by law) and the expenses of liquidation.

(b) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company; provided, however, that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

(c) The remainder to the PVR Member, except for any cash or property that constitutes IDR Proceeds which shall be distributed in accordance with Section 3.03(b).

ARTICLE IX

GENERAL PROVISIONS

Section 9.01. Offset.

Whenever the Company is to pay any sum to a Member, any amounts the Member owes the Company may be deducted from that sum before payment.

Section 9.02. Notices.

All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given upon delivery of such notice:

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To the Company:

Penn Virginia Resource GP, LLC

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, Pennsylvania 19087

Attn: General Counsel

Telephone: (610) 687-8900

Fax:            (610) 687-3688

To PVR Radnor:

PVR Radnor, LLC

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, Pennsylvania 19087

Attn: General Counsel

Telephone: (610) 687-8900

Fax:            (610) 687-3688

To the MLP:

Penn Virginia Resource Partners, L.P.

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, Pennsylvania 19087

Attn: General Counsel

Telephone: (610) 687-8900

Fax:            (610) 687-3688

To the Special Member:

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63102

Attn: Jeffery L. Klinger

Fax: (314) 342-3419

Section 9.03. Entire Agreement; Superseding Effect.

This Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Members or any of their Affiliates with respect to the Company and the transactions contemplated hereby, whether oral or written.

29

Section 9.04. Amendment or Restatement.

This Agreement and the Delaware Certificate may be amended or restated only by a written instrument approved by the Board; provided, however, that the Board shall not amend or restate this Agreement (A) without the prior written consent of the Special Member (in the case of clause (i) or (iii) below) or Peabody (in the case of clause (ii) below) if such amendment or restatement (i) relates to the redemption of the Special Member’s Percentage Interest pursuant to Section 3.04 or would have an adverse effect on the distribution of IDR Proceeds with respect to the Special Member’s Percentage Interest, or on the allocation of income, gain, loss or deduction pursuant to Section 3.05, (ii) would adversely affect Peabody’s rights with respect to the Peabody Designee(s) under Article IV, or (iii) decrease the Special Member’s rights to indemnification as compared to the PVR Member’s right to indemnification or increase the obligations of the Special Member hereunder.

Section 9.05. Binding Effect.

This Agreement is binding on and shall inure to the benefit of each Member and its respective successors and permitted assigns.

Section 9.06. Governing Law; Severability.

THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 9.07. Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

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Section 9.08. Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 9.09. Jurisdiction.

Any and all Claims arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement, or (ii) any relationship before, at the time of entering into, during the term of, or upon or after expiration or termination of this Agreement, between the parties hereto, shall be brought in any court of competent jurisdiction in the State of Delaware. Each party hereto unconditionally and irrevocably consents to the jurisdiction of any such court over any Claims and waives any objection that such party may have to the laying of venue of any Claims in any such court.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

PVR RADNOR, LLC, as the initial PVR Member

By:	PENN VIRGINIA RESOURCE PARTNERS, L.P.

	By:	PENN VIRGINIA RESOURCE GP, LLC

By:
Name:
Title:

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	PENN VIRGINIA RESOURCE GP, LLC

By:
Name:
Title:

32

EXHIBIT A

IDR PERCENTAGE INTERESTS

Date	Special Member’s IDR Percentage Interest	PVR Member’s IDR Percentage Interest
Effective Date	0	100

A-1

EXHIBIT B

ACKNOWLEDGEMENT AGREEMENT

[Letterhead of Special Member]

[Date]

Penn Virginia Resource GP, LLC

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, Pennsylvania 19087

Attn: General Counsel

Board of Directors

c/o Penn Virginia Resource GP, LLC

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, Pennsylvania 19087

Attn: General Counsel

Re:	Increase of Special Member’s Percentage Interest

To Whom It May Concern:

Reference is made to that certain Sixth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Penn Virginia Resource GP, LLC, a Delaware limited liability company (the “Company”), dated as of the __ day of __________ ___, between PVR Radnor, LLC, a Delaware limited liability company as the initial PVR Member (as defined in the LLC Agreement), Peabody Energy Corporation, a Delaware corporation and the special member of the Company (the “Special Member”), and Penn Virginia Resource Partners, L.P. Capitalized terms used but not defined herein shall have the meanings set forth in the LLC Agreement. This letter is being delivered to you pursuant to Section 3.04(g) of the LLC Agreement.

Reference is further made to that certain [TITLE OF AGREEMENT] (the “Purchase Agreement”) dated as of [DATE], between [PARTIES], pursuant to which the Special Member and/or its Affiliates agreed to sell to the MLP and/or its subsidiaries, and the MLP and/or its subsidiaries agreed to purchase, $_____ million of Coal Assets, which transaction was consummated on [DATE].

Accordingly, pursuant to the LLC Agreement, the undersigned hereby requests the Company to issue to and in the name of the undersigned a certificate representing the undersigned’s Special Member’s Percentage Interest of _____%, which certificate shall supersede and replace any prior such certificate(s) that may have been issued pursuant to the LLC Agreement.

B-1

In connection herewith, the undersigned represents, acknowledges and agrees that:

(1) it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(2) it is acquiring the Special Member’s Percentage Interest for its own account for investment, and not with a view to any distribution or resale, thereof in violation of the Securities Act or any other applicable domestic or foreign securities law;

(3) it is a Member of the Company, has reviewed a copy of the LLC Agreement, has access to the Public Documents and has had an opportunity to ask questions of and receive answers from the Company, the Board or a person acting on behalf of the Company concerning the Special Member’s Percentage Interest and the Company;

(4) based in part upon its representations contained herein and in reliance upon applicable exemptions, no Special Member’s Percentage Interest has been or will be registered under the Securities Act or any other Applicable Laws of any other domestic or foreign jurisdiction;

(5) the Special Member’s Percentage Interest is subject to transfer restrictions pursuant to the LLC Agreement;

(6) the Special Member’s Percentage Interest is subject the Company’s redemption option pursuant to the LLC Agreement; and

(7) the certificate or certificates representing the Special Member’s Percentage Interest shall contain appropriate legends to reflect the matters described in paragraphs (4), (5) and (6) above.

Very truly yours,

[Peabody Energy Corporation]

By:
Name:
Title:

B-2

EXHIBIT C

OFFICERS

[TO BE UPDATED]

C-1

ANNEX C

FORM OF STANDSTILL PROVISION

Each party to such Confidentiality Agreement (a “Proposing Party”) agrees that without the prior written consent of the Conflicts Committee of Partners GP, for a period of two years from the date of the Confidentiality Agreement, it will not, and will cause each of its affiliates not to, directly or indirectly, alone or in concert with other Persons: (i) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) with respect to Partners Common Units, or advise or seek to influence any Person with respect to the voting of, or giving of consents with respect to, any Partners Common Units, or form, join, or in any way participate in, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Partners Common Units, (ii) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise: (a) any Partners Common Units, (b) any option, warrant, convertible security, unit appreciation right or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the Partners Common Units or with a value derived from the Partners, whether or not such instrument or right shall be subject to settlement in Partners Common Units (a “Derivative Instrument”), (c) any short interest in the Partners Common Units whereby such Proposing Party or any of its affiliates, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from a decrease in the value of the Partners Common Units, (d) any rights to distributions on the Partners Common Units that are separated or separable from the Partners Common Units, (e) any performance-related payments based on any increase or decrease in the value of the Partners Common Units or Derivative Instruments or (f) any assets of Partners or any of its subsidiaries (other than products or services of Partners acquired in the ordinary course of business, or in connection with any bankruptcy or insolvency proceeding involving Partners or any of such subsidiaries) (except that the Proposing Party and its affiliates may acquire through brokerage, investment, asset management and trading activities in the ordinary course up to aggregate ownership of 4.99% of the outstanding Partners Common Units directly or derivatively, including through options, warrants, convertible securities, unit appreciation rights or other rights, short interests, rights to distributions, or performance related payments described in clauses (b) through (e) and shall have the right to vote such securities, in each case so long as such Proposing Party shall not have used any Confidential Information in connection therewith in violation of the Confidentiality Agreement), (iii) otherwise seek to influence or control, in any manner whatsoever, the management or policies of Partners (other than in connection with a potential acquisition of Holdings), (iv) assist, advise or otherwise encourage any other Person to do any of the foregoing, or (v) make any request to waive, terminate, or amend any portion of this provision (including this clause (v)).

C-1